As filed with the Securities and Exchange Commission on December 6 , 2012

Registration Statement No. 333-184618

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No.1

to the FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	3845	04-2795294
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dr. Joseph N. Forkey
Precision Optics Corporation, Inc.	Precision Optics Corporation, Inc.
22 East Broadway	22 East Broadway
Gardner, MA 01440	Gardner, MA 01440
(978) 630-1800	(978) 630-1800
(Address and telephone number of registrant’s principal executive offices)	(Name, address, and telephone of agent for service)

Copies of communications to:

Amy M. Trombly, Esq.

1320 Centre Street, Suite 202

Newton, MA 02459

Phone (617) 243-0060

Fax (617) 243-0066

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01, to be sold by existing stockholders	5,730,547	$1.14	$6,532,824	$891.10 *

*	Previously paid.

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act. The price per share and aggregate offering prices for the shares registered hereby are calculated on the basis of $1.14, which is the average of the high and low prices of the registrant’s common stock as reported on the OTCQB on October 23, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PRECISION OPTICS CORPORATION, INC.

OFFERING UP TO 5,730,547 SHARES OF COMMON STOCK

This prospectus relates to the sale or other disposition of up to 5,730,547 shares of our common stock and shares underlying warrants by selling stockholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We may receive proceeds from the possible future exercise of warrants. All costs associated with this registration will be borne by us. Our common stock is quoted on the OTCQB under the symbol “PEYE.” On November 29, 2012 , the last reported sale price of our common stock on the OTCQB was $1.16 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE

SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE “RISK FACTORS” BEGINNING ON PAGE 6.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Subject to completion, the date of this prospectus is December 6 , 2012.

TABLE OF CONTENTS

Page
Prospectus Summary	1
Risk Factors	6
Use of Proceeds	9
Selling Security Holders	9
Plan of Distribution	16
Description of Securities to be Registered	17
Interests of Named Experts and Counsel	17
Information about the Company	18
Description of Business	18
Description of Property	21
Legal Proceedings	21
Market Price of and Dividends on Common Equity and Related Stockholder Matters	22
Financial Statements	F-1
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	23
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	27
Quantitative and Qualitative Disclosures about Market Risk	27
Directors, Executive Officers, Promoters and Control Persons	27
Executive Compensation	29
Security Ownership of Certain Beneficial Owners and Management	31
Certain Relationships and Related Transactions	35
Director Independence	36
Legal Matters	36
Experts	36
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	35

-i-

PRECISION OPTICS CORPORATION, INC.

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

ABOUT US

We incorporated in Massachusetts in December 1982 and have been publicly-owned since November 1990. References to our Company contained herein include our two wholly-owned subsidiaries, Precise Medical, Inc. and Wood’s Precision Optics Corporation, Limited, except where the context otherwise requires. Our fiscal year end is June 30. Our principal executive offices are located at 22 East Broadway, Gardner, Massachusetts 01440-3338. Our telephone number is (978) 630-1800. Our website is www.poci.com. Information contained on our website does not constitute part of this prospectus.

We have been developing and manufacturing advanced optical instruments since 1982. Today, the vast majority of our business is the design and manufacture of high-quality medical devices and approximately 10% of our business is design and manufacture of military and industrial products. Our medical instrumentation line includes traditional endoscopes and endocouplers as well as other custom imaging and illumination products for use in minimally invasive surgical procedures. Much of our recent development efforts have been targeted at the development of next generation endoscopes. For the last ten years, we have funded internal research and development programs to develop next generation capabilities for designing and manufacturing 3D endoscopes and very small Microprecision™ lenses, anticipating future requirements as the surgical community continues to demand smaller and more enhanced imaging systems for minimally invasive surgery. Our unique proprietary technology in these areas, combined with recent developments in the areas of 3D displays and millimeter sized image sensors, has allowed us to begin commercialization of these technologies. We believe that new products based on these technologies provide enhanced imaging for existing surgical procedures and can enable development of many new procedures. While we have continued to provide custom optics solutions to our medical device company customers, we simultaneously focused significant development efforts on further advancement of proprietary technology for 3D endoscopy and Microprecision™ optical components and micro medical camera assemblies.

SUMMARY FINANCIAL DATA

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you.  Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making a decision to invest in our common stock. The information contained in the following summary is derived from our financial statements for the quarters ended September 30, 2012 and 2011 and the fiscal years ended June 30, 2012 and 2011 .

	Quarter Ended 09/30/2012	Quarter Ended 09/30/2011	Fiscal Year Ended 06/30/2012	Fiscal Year Ended 06/30/2011
Revenues	$563,398	$504,749	$2,152,396	$2,245,137
Cost of Goods Sold	433,925	365,455	1,594,990	1,493,021
Gross profit	129,473	139,294	557,406	752,116
Research and Development Expenses, net	207,291	151,190	664,696	825,033
Selling, General and Administrative Expenses	280,964	253,356	1,187,665	958,509
Gain on Sale of Assets and Other	(1,938)	(2,050)	(10,226)	(39,518)
Total operating expenses	486,317	402,496	1,842,135	1,744,024
Operating loss	(356,844)	(263,202)	(1,284,729)	(991,908)
Gain on Sale of Patents	–	2,276,286	2,276,286	–
Interest Income	–	357	535	207
Interest Expense	(1,250)	(15,000)	(30,208)	(60,000)
Income (Loss) before provision for income taxes	(358,094)	1,998,441	961,884	(1,051,701)
Provision for Income Taxes	–	–	912	912
Net Income (loss)	$(358,094)	$1,998,441	$960,972	$(1,052,613)

1

THE OFFERING

Common stock outstanding as of November 29 , 2012	4,029,134 shares

Common stock to be registered	5,730,547 shares

Use of proceeds	We will not receive any proceeds from the sale or other disposition of common stock by the selling stockholders. We may receive proceeds from the exercise of warrants. We intend to use the proceeds from the exercise of warrants, if any, for working capital purposes.

Stock symbol	PEYE

THE TRANSACTIONS

Private Placement of Common Stock and Warrants on September 28, 2012

On September 28, 2012, we closed on agreements with accredited investors for the sale and purchase of units consisting of an aggregate of (i) 2,777,795 shares of our common stock, and (ii) warrants to purchase an aggregate of 1,944,475 shares of common stock, at a per unit price of $0.90. Each unit consisted of one share of common stock and 70% warrant coverage. The warrants have an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, will expire five years from September 28, 2012, and are exercisable in whole or in part, at any time prior to expiration. Certain directors and officers participated in the offering and purchased a total aggregate amount of approximately $80,000 of units in the offering.

We received $2.5 million in gross proceeds from the offering. We retained Loewen, Ondaatje, McCutcheon USA LTD as the exclusive placement agent for the offering. In addition to the payment of certain cash fees upon closing of the offering, we issued a warrant to the placement agent to purchase up to 194,446 shares of common stock on substantially similar terms to the warrants issued in the offering, except that the placement agent warrant has an exercise price of $0.95 per share. We anticipate using the net proceeds from the offering to fund start-up costs associated with our previously-announced order for micro endoscopes as well as other recently received orders for new products in addition to working capital needs and for general corporate purposes.

In conjunction with the offering, we also entered into a registration rights agreement dated September 28, 2012 with the investors, whereby we are obligated to file a registration statement with the Securities and Exchange Commission on or before thirty calendar days after September 28, 2012 to register the resale by the investors of the 2,777,795 shares of the common stock purchased in the offering, and the 1,944,475 shares of common stock underlying the warrants purchased in the offering. We filed such registration statement on October 26, 2012, prior to the filing deadline imposed by the registration rights agreement. We are also obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days after the registration statement is filed, or 90 days if we receive comments on the registration statement from the SEC. If there is not an effective registration statement in place by the 60th day after October 26, 2012, or the 90th day after October 26, 2012 if we receive comments from the SEC, we will have to pay an amount equal to 1.0% of the aggregate amount invested by each investor each month as liquidated damages, subject to certain conditions.

2

The selling stockholders who participated in the September 28, 2012 offering were as follows:

Selling Stockholder	Common shares purchased in the September 2012 offering	Shares that may be issued upon exercise of warrants in the September 2012 offering	Consideration paid for common stock and warrants in the September 2012 offering
Allan, David G.	111,112	77,779	$100,000.80
Alpha Capital Anstalt	277,778	194,445	$250,000.20
Arno, Elizabeth	27,778	19,445	$25,000.20
Elizabeth Arno cust FBO George Arno UTMA	5,556	3,890	$5,000.40
Elizabeth Arno cust FBO Melissa Arno UTMA	5,556	3,890	$5,000.40
DAFNA LifeScience Market Neutral, Ltd.	77,778	54,445	$70,000.20
DAFNA LifeScience, Ltd.	111,111	77,778	$99,999.90
DAFNA LifeScience Select, Ltd.	200,000	140,000	$180,000.00
DeBare , Charles A.	55,556	38,890	$50,000.40
DeBare, Mary A.	55,556	38,890	$50,000.40
Forkey, Richard E.	27,778	19,445	$25,000.20
Green, Mark	5,556	3,890	$5,000.40
Gutfreund, John Peter	11,112	7,779	$10,000.80
Iroquois Master Fund, Ltd.	111,112	77,779	$100,000.80
JBA Investments LLC	27,778	19,445	$25,000.20
Joseph N. Forkey and Heather C. Forkey JTTEN	22,223	15,557	$20,000.70
Karfunkel, George	111,112	77,779	$100,000.80
Kozersky, Lara	5,556	3,890	$5,000.40
Linda Gale Sampson Trust #2	27,778	19,445	$25,000.20
Loewen, Ondaatje, McCutcheon USA LTD (1)	–	194,446	$–
Major, Donald A.	27,778	19,445	$25,000.20
Matluck, Robert	27,778	19,445	$25,000.20
MHW Partners, L.P.	222,223	155,557	$200,000.70
Miles, Richard B.	11,112	7,779	$10,000.80
MJA Investments LLC	27,778	19,445	$25,000.20
NBCN INC. ITF AC 5VE158E GARRETT HERMAN (909369)	33,334	23,334	$30,000.60
Next Generation TS FBO Andrew Arno IRA 1663	111,112	77,779	$100,000.80
O'Connor, Pamela F.	111,112	77,779	$100,000.80
Riordan, Susan	11,112	7,779	$10,000.80
Saltiel, Howard	27,778	19,445	$25,000.20
Sarachek, Russell	27,778	19,445	$25,000.20
SAS Trust #1	27,778	19,445	$25,000.20
Schumsky, Arnold	83,334	58,334	$75,000.60
Smith, Jr., William W.	27,778	19,445	$25,000.20
Special Situations Fund III QP, L.P.	611,112	427,779	$550,000.80
Unterberg, Thomas I.	111,112	77,779	$100,000.80
TOTAL	2,777,795	2,138,921	$2,500,015.50

(1)	We retained Loewen, Ondaatje, McCutcheon USA LTD as the exclusive placement agent for the offering. In addition to the payment of certain cash fees upon closing of the offering, we issued a warrant to the placement agent to purchase up to 194,446 shares of common stock on similar terms to the warrants issued in the offering. The placement agent warrant has an exercise price of $0.95 per share.

Private Placement of 10% Senior Secured Convertible Notes and Warrants on June 25, 2008

On June 25, 2008, we entered into a purchase agreement, as amended on December 11, 2008, with institutional and other accredited investors pursuant to which we sold a total of $600,000 of 10% Senior Secured Convertible Notes, referred to as the “Notes,” that are convertible into a total of 480,000 shares of our common stock at a conversion rate of $1.25. We also issued warrants to purchase a total of 316,800 shares of our common stock at an exercise price of $1.75 per share, referred to as the “Warrants.” Interest accrues on the Notes at a rate of 10% per year and is payable in cash upon the earlier of conversion or maturity of the Notes. The original maturity of the Notes mature was June 25, 2010 and the Warrants expire on June 25, 2015, subject to extension. By mutual agreement with us, the investors amended the Notes on several dates to extend the “Stated Maturity Date” of the Notes. The exercise price of the Warrants may be adjusted downward in the event we issue shares of common stock or securities convertible into common stock at a price lower than the exercise price of the Warrants at the time of issuance .

3

The selling stockholders that participated in the June 25, 2008 offering were as follows:

Selling stockholder	Warrants purchased in June 25, 2008 offering	Amount paid for Notes and warrants
Special Situations Fund III QP, L.P.	145,200	$275,000
Special Situations Private Equity Fund, L.P.	145,200	$275,000
Arnold Schumsky	26,400	$50,000
TOTAL	316,800	$600,000

Pursuant to the purchase agreement, the Notes and Warrants were not convertible or exercisable until we implemented a 1 for 6 reverse stock split, which required the approval of our stockholders. On November 25, 2008, we entered into a Side Letter Agreement in which the investors agreed to change the ratio of the reverse split from 1 for 6 to 1 for 25. On December 11, 2008, we effected a 1 for 25 reverse split of our common stock.

Pursuant to a registration rights agreement entered into with the investors on June 25, 2008, we agreed to file a registration statement with the SEC by the earlier of (i) two days following the effectiveness of the amendment to implement a reverse stock split and (ii) December 15, 2008, to register the resale of the common stock issuable upon the conversion of the Notes and the exercise of the Warrants. We agreed to keep the registration statement effective until the earlier of (i) the date on which all the securities covered by the registration statement, as amended from time to time, have been sold and (ii) the date on which all the securities covered by such registration statement may be sold without restriction pursuant to Rule 144 of the Securities Act of 1933.

On December 15, 2011, we repaid Special Situations Fund III QP, L.P. a principal repayment of $275,000 and accrued interest of $95,486, for a total payment of $370,486. On December 15, 2011, we repaid Special Situations Private Equity Fund, L.P. a principal repayment of $275,000 and accrued interest of $95,486, for a total payment of $370,486. The Notes held by Special Situations Fund III QP, L.P. and Special Situations Private Equity Fund, L.P. have been satisfied in full and the obligations thereunder have been terminated.

On March 31, 2012, the remaining investor , Arnold Schumsky, further amended his remaining Note to extend the “Stated Maturity Date” of the principal to July 31, 2012 and to modify the Note such that all accrued and unpaid interest on the Note up to and including March 31, 2012 shall be due on or before April 13, 2012, on the condition that we issue to him a warrant for 5,000 shares of common stock with an exercise price of $1.20 per share and a term of three years. On April 13, 2012, we repaid Mr. Schumsky a payment of the accrued interest of $18,819, and such payment included all accrued and unpaid interest on the Note up to and including March 31, 2012. On May 8, 2012, we issued Mr. Schumsky the warrant according to the terms described in the amended Note. On July 31, 2012, Mr. Schumsky further amended his remaining Note to extend the “Stated Maturity Date” of the principal to August 31, 2012. On August 31, 2012, Mr. Schumsky further amended his remaining Note to extend the “Stated Maturity Date” of the principal to September 30, 2012.

On September 28, 2012, we repaid Mr. Schumsky the outstanding and accrued interest of $2,500 due under his Note and such payment satisfied its obligations in regards to the accrued interest due on the Note in full. On that same date, Mr. Schumsky presented the outstanding principal balance of the Note to us and agreed to exchange the $50,000 principal balance of his Note for participation in our September 2012 private placement , described in further detail above, and was issued units consisting of 55,555 shares of common stock and 38,889 warrants upon the same terms as the units sold in the September 2012 private placement . Accordingly, the Note held by Mr. Schumsky has been satisfied in full and the obligations thereunder have been terminated.

As a result of the issuance of warrants to purchase 100,000 shares of common stock in December 2010 and the September 28, 2012 private placement described above, certain anti-dilution provisions in the June 25, 2008 Warrants were triggered and we are obligated to issue an aggregate of 153,031 additional shares upon the exercise of the June 25, 2008 Warrants. Additionally, the exercise price of the June 25, 2008 Warrants was reduced from $1.74 to $1.18.

Private Placement of Common Stock and Warrants on February 1, 2007

On February 1, 2007, we entered into a purchase agreement with institutional and other accredited investors pursuant to which we sold a total of 400,000 shares of our common stock. We also issued warrants to purchase a total of 400,000 shares of our common stock at an exercise price of $8.00 per share. The warrants expired on February 1, 2012 and therefore, the shares underlying the warrants are not included in this registration statement . The selling stockholders that participated in the February 1, 2007 offering were as follows:

Selling stockholder	Common shares purchased in February 1, 2007 offering	Warrants purchased in February 1, 2007 offering	Amount paid for common stock and warrants
Special Situations Fund III QP, L.P.	160,000	160,000	$1,000,000
Special Situations Private Equity Fund, L.P.	160,000	160,000	$1,000,000
Arnold Schumsky	24,000	24,000	$150,000
Joel Pitlor	40,000	40,000	$250,000
LaPlace Group LLC	16,000	16,000	$100,000
TOTAL	400,000	400,000	$2,500,000

4

As part of the February 1, 2007 private placement, we entered into a registration rights agreement pursuant to which we agreed to file a registration statement with the SEC within forty-five days after the closing date to register the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants. We also agreed to keep the registration statement effective until the earlier of (i) such time as all of the shares covered by the registration statement have been sold or (ii) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act of 1933. The SEC declared the registration statement registering these shares effective on March 23, 2007. In the event additional shares become issuable upon the exercise of the warrants, we agreed to register such additional shares to the extent that such shares are not covered by an effective registration statement.

As our previous registration statements for the February 1, 2007 and the June 25, 2008 transactions have become stale, we are required to register the securities again. The investors who participated in the February 1, 2007 and the June 25, 2008 transactions and are named as “Selling Security Holders” in this prospectus are as follows:

Selling stockholder	Common shares purchased in the February 1, 2007 transaction	Shares that may be issued upon exercise of warrants acquired in February 1, 2007 transaction	Shares that may be issued upon exercise of warrants acquired in June 25, 2008 transaction	Additional warrant shares issued due to anti-dilution provisions of warrants acquired in June 25, 2008 transaction	Total
Special Situations Fund III QP, L.P.	160,000	160,000 (1)	145,200	70,139	375,339
Special Situations Private Equity Fund, L.P.	160,000	160,000 (1)	145,200	70,139	375,339
Arnold Schumsky	24,000	24,000 (1)	26,400	12,753	63,153
TOTAL	344,000	344,000 (1)	316,800	153,031	813,831

* All information set forth herein gives effect to a 1 for 25 reverse stock split on December 11, 2008.

(1)	The warrants issued in the February 1, 2007 transaction expired, according to the terms of the warrants, on February 1, 2012 without being exercised and therefore, the shares underlying the February 1, 2007 warrants are not being registered in this prospectus .

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of our common stock by selling stockholders. We may receive proceeds from the exercise of warrants.  We intend to use the proceeds from the exercise of warrants, if any, for working capital.

MARKET FOR THE SECURITIES

Our common stock is quoted on the OTCQB under the symbol “PEYE.”

5

RISK FACTORS

Risks Related to Our Business

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should give careful consideration to the following risk factors, in addition to the other information included in our Annual Report on Form 10-K for the year ended June 30, 2012 filed with the Securities and Exchange Commission on October 15, 2012 and amended on October 26, 2012 to furnish Exhibit 101 to the Form 10-K, which contains the XBRL (eXtensible Business Reporting Language) Interactive Data File for the financial statements and notes included thereto. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

The current worldwide economic downturn could have a negative impact on our business, operating results and financial condition.

If the economic downturn continues, our customers may delay, reduce or cancel their purchases of our products, particularly if they or their customers have difficulty obtaining credit, which could then reduce our revenues. The economic downturn could increase competition which could have the effect of reducing our prices. We could incur losses if a customer’s business fails and they are unable to pay us, or pay us on a timely basis. Likewise, if our suppliers have difficulty in obtaining credit or in operating their businesses, they may not be able to provide us with the materials we use to manufacture our products. These actions could result in reduced revenues and higher operating costs, and have an adverse effect on our results of operations and financial condition.

We rely on a small number of customers who may not consistently purchase our products in the future and if we lose any one of these customers, our revenues may decline.

In the fiscal year ended June 30, 2012, our two largest customers represented approximately 34% and 22%, respectively, of our total revenues. In the fiscal year ended June 30, 2011, our three largest customers represented approximately 24%, 22% and 17%, respectively, of our total revenues. No other customer accounted for more than 10% of our revenues during those periods. At June 30, 2012, receivables from our two largest customers were 31% and 27%, respectively, of the total accounts receivable.

In the future, a small number of customers may continue to represent a significant portion of our total revenues in any given period. These customers may not consistently purchase our products at a particular rate over any subsequent period. A loss of any of these customers could adversely affect our revenues.

Negative economic conditions increase the risk that we could suffer unrecoverable losses on our customers’ accounts receivable which would adversely affect our financial results.

At June 30, 2012, receivables from our two largest customers were 31% and 27%, respectively, of the total accounts receivable. While we believe we have a varied customer base and have experienced strong collections in the past, if current economic conditions fail to improve we may experience changes in our customer base, including reductions in purchasing commitments, which could also have a material adverse effect on our revenues and liquidity. We have not purchased insurance on our accounts receivable balances.

We rely heavily upon the talents of our Chief Executive Officer, the loss of whom could severely damage our business.

Our performance depends to a large extent on a small number of key scientific, technical, managerial and marketing personnel. In particular, we believe our success is highly dependent upon the services and reputation of our Chief Executive Officer, Dr. Joseph N. Forkey. The loss of Dr. Forkey’s services could severely damage our business. Dr. Forkey provides highly valuable contributions to our capabilities in optical instrument development, in management of new technology and in potentially significant longer-term initiatives in biophysics and biomedical instrumentation.

We must continue to be able to attract employees with the scientific and technical skills that our business requires and if we are unable to attract and retain such individuals, our business could be severely damaged.

Our ability to attract employees with a high degree of scientific and technical talent is crucial to the success of our business. There is intense competition for the services of such persons, and we cannot guarantee that we will be able to attract and retain individuals possessing the necessary qualifications. If we cannot attract such individuals, we may not be able to produce our products and our business could be damaged.

We are subject to a high degree of regulatory oversight and, if we do not continue to receive the necessary regulatory approvals, our revenues may decline.

The FDA allows us to market the medical products we currently sell in the United States. However, prior FDA approval may be required before we can market additional medical products that we may develop in the future. We may also seek to sell current or future medical products in a manner that requires us to obtain FDA permission to market such products. We may also require the regulatory approval or license of other federal, state or local agencies or comparable agencies in other countries.

We may lose the FDA’s permission to market our current products or may not obtain the necessary regulatory permission, approvals or licenses for the marketing of any of our future products. Also, we cannot predict the impact on our business of FDA regulations or determinations arising from future legislation or administrative action. If we lose the FDA’s permission to market our current products or we do not obtain regulatory permission to market our future products, our revenues may decline and our business may be harmed.

6

We face risks inherent in product development and production under fixed price purchase orders and these purchase orders may not be profitable over time.

A portion of our business has been devoted to research, development and production under fixed price purchase orders. For our purposes, a fixed price purchase order is any purchase order under which we will provide products or services for a fixed price over an extended period of time, usually six months or longer. Fixed price purchase orders represented approximately 25% to 50% of our total revenues during the last several years. We expect that revenues from fixed price purchase orders will continue to represent a significant portion of our total revenues in future fiscal years.

Because they involve performance over time, we cannot predict with certainty the expenses involved in meeting our obligations under fixed price purchase orders. Therefore, we can never be sure at the time we enter into any single fixed price purchase order that such purchase order will be profitable for us.

Third parties may infringe on our intellectual property and, as a result, we could incur significant expense in protecting our patents or not have sufficient resources to protect them.

We utilize a number of licensed patents that are important to our business. In July 2011, we entered into an asset purchase agreement with Intuitive Surgical Operations, Inc., in which we received $2.5 million in connection with the sale of certain intellectual property. Pursuant to the agreement, we agreed to assign to Intuitive Surgical all of our currently issued and non-expired patents and pending patent applications and, in return, Intuitive Surgical agreed to grant to us a royalty-free, worldwide license to these patents in fields outside of medical robotics.

Although we are not currently aware of any past or present infringements of our patents, we plan, jointly with Intuitive Surgical, to protect these patents from infringement and obtain additional patents whenever feasible. To this end, we have obtained confidentiality agreements from our employees and consultants and others who have access to the design of our products and other proprietary information. Protecting and obtaining patents, however, is both time consuming and expensive. We therefore may not have the resources necessary to assert all potential patent infringement claims or pursue all patents that might be available to us. If our competitors or other third parties infringe on our patents, our business may be harmed.

Third parties may claim that we have infringed on their patents and, as a result, we could be prohibited from using all or part of any technology used in our products.

Should third parties claim a proprietary right to all or part of any technology that we use in our products, such a claim, regardless of its merit, could involve us in costly litigation. If successful, such a claim could also result in us being unable to freely use the technology that was the subject of the claim, or sell products embodying such technology. If we engage in litigation, our expenses may increase and our business may be harmed. If we are prohibited from using a particular technology in our products, our revenues may decline and our business may be harmed.

We depend on the availability of certain key supplies and services that are available from only a few sources and if we experience difficulty with a supplier, we may have difficulty finding alternative sources of these supplies or services.

We require certain key supplies to develop and manufacture our products; in particular, we require precision grade optical glass, which is available from only a few sources, each of which is located outside the United States. Additionally, we rely on outside vendors to grind and polish certain of our lenses and other optical components, such as prisms and windows. Based upon our ordering experience to date, we believe the materials and services required for the production of our products are currently available in sufficient quantities. Our requirements are small relative to the total supply, and we are not currently encountering problems with availability. However, this does not mean that we will continue to have timely access to adequate supplies of essential materials and services in the future or that supplies of these materials and services will be available on satisfactory terms when the need arises. Our business could be severely damaged if we become unable to procure these essential materials and services in adequate quantities and at acceptable prices.

From time to time, subcontractors may produce certain of our products for us, and our business is subject to the risk that these subcontractors fail to make timely delivery. Our products and services are also from time to time used as components of the products and services of other manufacturers. We are therefore subject to the risk that manufacturers that integrate our products or services into their own products or services are unable to acquire essential supplies and services from third parties in a timely fashion. If this occurs, we may not be able to deliver our products on a timely basis and our revenues may decline.

Our customers may claim that the products we sold them were defective and if our insurance is not sufficient to cover a claim, we would be liable for the excess.

Like any manufacturer, we are and always have been exposed to liability claims resulting from the use of our products. We maintain product liability insurance to cover us in the event of liability claims, and as of November 29, 2012, no such claims have been asserted or threatened against us. However, our insurance may not be sufficient to cover all possible future product liabilities.

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We would be liable if our business operations harmed the environment and a failure to maintain compliance with environmental laws could severely damage our business.

Our operations are subject to a variety of federal, state and local laws and regulations relating to the protection of the environment. From time to time, we use hazardous materials in our operations. Although we believe that we are in compliance with all applicable environmental laws and regulations, our business could be severely damaged by any failure to maintain such compliance.

Our quarterly financial results vary quarter to quarter and depend on many factors. As a result, we cannot predict with a high degree of certainty our operating results in any particular fiscal quarter.

Our quarterly operating results may vary significantly depending upon factors such as:

•	timing of completion of significant customer orders;
•	the timing and amount of our research and development expenditures;
•	the costs of initial product production in connection with new products;
•	the timing of new product introductions—both by us and by our competitors;
•	the timing and level of market acceptance of new products or enhanced versions of our existing products;
•	our ability to retain existing customers and customers’ continued demand for our products and services;
•	our customers’ inventory levels, and levels of demand for our customers’ products and services; and
•	competitive pricing pressures.

We may not be able to grow or sustain revenues or achieve or maintain profitability on a quarterly or annual basis and levels of revenue and/or profitability may vary from one such period to another.

Some of our competitors are large, well-financed companies who have research and marketing capabilities that are superior to ours.

The industries in which we operate are highly competitive. Many of our existing and potential competitors have greater financial resources and manufacturing capabilities, more established and larger marketing and sales organizations and larger technical staffs than we have. Other companies, some with greater experience in the optics, semiconductor or medical products industries, are seeking to produce products and services that compete with our products and services.

Risks Related to Our Stock

Trading in our common stock is limited and the price of our common stock may be subject to substantial volatility.

Our common stock was delisted from the NASDAQ Capital Market at the opening of business on December 27, 2005. Our common stock (OTCQB: PEYE) is quoted on OTCQB, the OTC market tier for companies that report to the SEC. We expect our common stock to continue to be quoted on the OTCQB for the foreseeable future. Broker-dealers may decline to trade in OTCQB stocks given the market for such securities is often limited, the stocks are more volatile and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

Additionally, the price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•	our ability to successfully conceive and to develop new products and services to enhance the performance characteristics and methods of manufacture of existing products;
•	our ability to retain existing customers and customers’ continued demand for our products and services;
•	the timing of our research and development expenditures and of new product introductions;
•	the timing and level of acceptance of new products or enhanced versions of our existing products; and
•	price and volume fluctuations in the stock market at large which do not relate to our operating performance.

“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

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We are contractually obligated to issue shares in the future, diluting your interest in us.

As of September 30, 2012, there were 392,587 shares of our common stock issuable upon exercise of stock options outstanding, at a weighted average exercise price of $4.56 per share. A total of 117,200 shares and 43,698 shares, respectively, of our common stock, including shares rolled forward from the 1997 Incentive Plan, are reserved for issuance under our 2011 and 2006 Equity Incentive Plans as of September 30, 2012. As of September 30, 2012, there are also warrants outstanding for the issuance of an aggregate of an additional 2,708,752 shares of our common stock, at a weighted average exercise price of $1.21 per share. The foregoing information gives effect to a 1 for 25 reverse stock split, effective December 11, 2008. Moreover, we expect to issue additional shares and options to purchase shares of our common stock to compensate employees, consultants and directors, and we may issue additional shares to raise capital. Any such issuances will have the effect of further diluting the interest of the holders of our securities.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factors” section. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive proceeds from the sale or other disposition of shares of common stock being sold by our selling stockholders. However, we may receive proceeds from the exercise of warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised. If we receive proceeds from the exercise of warrants, we intend to use the proceeds for working capital.

SELLING SECURITY HOLDERS

Based upon information available to us as of October 22, 2012, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this registration statement and the number and percent of outstanding shares that the selling stockholders will own, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or entity identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

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Name of Selling Security Holder	Beneficial Ownership Before Offering (1), (3)	Percentage of Outstanding Shares Owned Prior to Offering (2)	Number of Shares Offered (3)	Number of Shares Owned After Offering (4)	Percentage of Shares Owned After Offering (4)
Allan, David G. (5)	188,891	4.60%	188,891	0	*
Alpha Capital Anstalt (6)	472,223	11.18%	472,223	0	*
Arno, Elizabeth (7)	47,223	1.17%	47,223	0	*
Elizabeth Arno cust FBO George Arno UTMA (8)	9,446	*	9,446	0	*
Elizabeth Arno cust FBO Melissa Arno UTMA (9)	9,446	*	9,446	0	*
DAFNA LifeScience Market Neutral, Ltd. (10)	132,223	3.24%	132,223	0	*
DAFNA LifeScience, Ltd. (11)	188,889	4.60%	188,889	0	*
DAFNA LifeScience Select, Ltd. (12)	340,000	8.16%	340,000	0	*
DeBare, Charles A .(13)	94,446	2.32%	94,446	0	*
DeBare, Mary A . (14)	94,446	2.32%	94,446	0	*
Forkey, Richard E. (15)	262,326	6.43%	47,223	215,103	5.24%
Green, Mark (16)	9,446	*	9,446	0	*
Gutfreund, John Peter (17)	18,891	*	18,891	0	*
Iroquois Master Fund, Ltd. (18)	188,891	4.60%	188,891	0	*
JBA Investments LLC (19)	47,223	1.17%	47,223	0	*
Joseph N. Forkey and Heather C. Forkey JTTEN (20)	83,401	2.04%	37,780	45,621	1.11%
Karfunkel, George (21)	188,891	4.60%	188,891	0	*
Kozersky, Lara (22)	9,446	*	9,446	0	*
Linda Gale Sampson Trust #2 (23)	47,223	1.17%	47,223	0	*
Loewen, Ondaatje, McCutcheon USA LTD (24)	194,446	4.83%	194,446	0	*
Major, Donald A. (25)	80,223	1.97%	47,223	33,000	*
Matluck, Robert (26)	47,223	1.17%	47,223	0	*
MHW Partners, L.P. (27)	377,780	9.03%	377,780	0	*
Miles, Richard B. (28)	32,491	*	18,891	13,600	*
MJA Investments LLC (29)	47,223	1.17%	47,223	0	*
NBCN INC. ITF AC 5VE158E GARRETT HERMAN (909369) (30)	56,668	1.40%	56,668	0	*
Next Generation TS FBO Andrew Arno IRA 1663 (31)	188,891	4.60%	188,891	0	*
O'Connor, Pamela F. (32)	188,891	4.60%	188,891	0	*
Riordan, Susan (33)	18,891	*	18,891	0	*
Saltiel, Howard (34)	47,223	1.17%	47,223	0	*
Sarachek, Russell (35)	47,223	1.17%	47,223	0	*
SAS Trust #1 (36)	47,223	1.17%	47,223	0	*
Schumsky, Arnold (37)	223,069	5.42%	204,821	18,248	*
Smith, Jr., William W. (38)	47,223	1.17%	47,223	0	*
Special Situations Fund III QP, L.P. (39)	1,414,230	30.73%	1,414,230	0	*
Special Situations Private Equity Fund, L.P. (40)	375,339	8.99%	375,339	0	*
Unterberg, Thomas I. (41)	188,891	4.60%	188,891	0	*

* Percentage of shares owned does not exceed one percent.

(1)	This column includes common stock beneficially owned and shares that may be acquired upon exercise of warrants, including shares being registered by this prospectus. For the purposes of this table, we have not assumed the limitations on exercise set forth in certain warrants, which limit the number of shares of common stock that the holder, together with all other shares of common stock beneficially owned by such person, does not exceed 4.999% of the total outstanding shares of common stock.

(2)	Based on 4,029,134 shares outstanding as of October 22, 2012. Amounts listed have been adjusted, if necessary, to reflect a 1-for-25 reverse split, effective December 11, 2008.

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(3)	Includes shares that may be issued upon exercise of warrants.

(4)	These numbers assume the selling stockholders sell all of their shares being registered in this prospectus, including shares exercisable upon the exercise of warrants which are being registered in this prospectus, and they do not sell any of the other common stock they own on October 22, 2012 that is not included in this prospectus.

(5)	David G. Allan has sole voting and investment power over the shares. On September 28, 2012, Mr. Allan purchased 111,112 shares of our common stock, and warrants to purchase up to 77,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Allan also includes shares exercisable upon exercise of warrants.

(6)	Alpha Capital Anstalt is a fund. Konrad Ackermann has voting and investment power over the shares. On September 28, 2012, Alpha Capital Anstalt purchased 277,778 shares of our common stock, and warrants to purchase up to 194,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Alpha Capital Anstalt also includes shares exercisable upon exercise of warrants.

(7)	Elizabeth Arno has sole voting and investment power over the shares. On September 28, 2012, Ms. Arno purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Ms. Arno also includes shares exercisable upon exercise of warrants.

(8)	Elizabeth Arno cust FBO George Arno UTMA is a fund. Ms. Arno has sole voting and investment power over the shares. On September 28, 2012, Ms. Arno purchased, on behalf of Elizabeth Arno cust FBO George Arno UTMA, 5,556 shares of our common stock, and warrants to purchase up to 3,890 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Elizabeth Arno cust FBO George Arno UTMA also includes shares exercisable upon exercise of warrants.

(9)	Elizabeth Arno cust FBO Melissa Arno UTMA is a fund. Ms. Arno has sole voting and investment power over the shares. On September 28, 2012, Ms. Arno purchased, on behalf of Elizabeth Arno cust FBO Melissa Arno UTMA, 5,556 shares of our common stock, and warrants to purchase up to 3,890 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Elizabeth Arno cust FBO Melissa Arno UTMA also includes shares exercisable upon exercise of warrants.

(10)	DAFNA LifeScience Market Neutral, Ltd. is a Cayman Islands exempted company. DAFNA Capital Management, LLC is the investment adviser of DAFNA LifeScience Market Neutral. DAFNA Capital Management, in its capacity as investment adviser to DAFNA LifeScience Market Neutral, may be deemed to be the beneficial owner of the shares owned by DAFNA LifeScience Market Neutral, as in its capacity as investment adviser, it has the power to dispose, direct the disposition of, and vote the shares owned by DAFNA LifeScience Market Neutral. Nathan Fischel, in his capacity as managing member of DAFNA Capital Management, may be deemed to beneficially own the securities owned by DAFNA LifeScience Market Neutral. On September 28, 2012, DAFNA LifeScience Market Neutral purchased 77,778 shares of our common stock, and warrants to purchase up to 54,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for DAFNA LifeScience Market Neutral also includes shares exercisable upon exercise of warrants.

(11)	DAFNA LifeScience, Ltd. is a Cayman Islands exempted company. DAFNA Capital Management, LLC is the investment adviser of DAFNA LifeScience. DAFNA Capital Management, in its capacity as investment adviser to DAFNA LifeScience, may be deemed to be the beneficial owner of the shares owned by DAFNA LifeScience, as in its capacity as investment adviser, it has the power to dispose, direct the disposition of, and vote the shares owned by DAFNA LifeScience. Nathan Fischel, in his capacity as managing member of DAFNA Capital Management, may be deemed to beneficially own the securities owned by DAFNA LifeScience. On September 28, 2012, DAFNA LifeScience purchased 111,111 shares of our common stock, and warrants to purchase up to 77,778 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for DAFNA LifeScience also includes shares exercisable upon exercise of warrants.

(12)	DAFNA LifeScience Select, Ltd. is a Cayman Islands exempted company. DAFNA Capital Management, LLC is the investment adviser of DAFNA LifeScience Select. DAFNA Capital Management, in its capacity as investment adviser to DAFNA LifeScience Select, may be deemed to be the beneficial owner of the shares owned by DAFNA LifeScience Select, as in its capacity as investment adviser, it has the power to dispose, direct the disposition of, and vote the shares owned by DAFNA LifeScience Select. Nathan Fischel, in his capacity as managing member of DAFNA Capital Management, may be deemed to beneficially own the securities owned by DAFNA LifeScience Select. On September 28, 2012, DAFNA LifeScience Select purchased 200,000 shares of our common stock, and warrants to purchase up to 140,000 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for DAFNA LifeScience Select also includes shares exercisable upon exercise of warrants.

(13)	Charles A. DeBare has voting and investment power over the shares. On September 28, 2012, Mr. DeBare purchased 55,556 shares of our common stock, and warrants to purchase up to 38,890 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. DeBare also includes shares exercisable upon exercise of warrants.

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(14)	Mary A. DeBare has voting and investment power over the shares. On September 28, 2012, Ms. DeBare purchased 55,556 shares of our common stock, and warrants to purchase up to 38,890 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Ms. DeBare also includes shares exercisable upon exercise of warrants.

(15)	Richard E. Forkey holds the executive position of Advisor to the Chief Executive Officer and is a member of our Board of Directors. He also served as our Chief Executive Officer until February 8, 2011. Mr. Forkey has sole voting and investment power over the shares. On September 28, 2012, Mr. Forkey purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Forkey also includes shares exercisable upon exercise of warrants.

(16)	Mark Green has voting and investment power over the shares. On September 28, 2012, Mr. Green purchased 5,556 shares of our common stock, and warrants to purchase up to 3,890 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Green also includes shares exercisable upon exercise of warrants.

(17)	John Peter Gutfreund has sole voting and investment power over the shares. On September 28, 2012, Mr. Gutfreund purchased 11,112 shares of our common stock, and warrants to purchase up to 7,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Gutfreund also includes shares exercisable upon exercise of warrants.

(18)	Iroquois Master Fund, Ltd. is a Delaware limited liability company. Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund. On September 28, 2012, Iroquois Master Fund purchased 111,112 shares of our common stock, and warrants to purchase up to 77,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Iroquois Master Fund also includes shares exercisable upon exercise of warrants.

(19)	JBA Investments LLC is a limited liability company. Andy Arno has voting and investment control over the shares held by JBA Investments. On September 28, 2012, JBA Investments purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for JBA Investments also includes shares exercisable upon exercise of warrants. JBA Investments is an affiliate of a registered broker-dealer. JBA Investments has certified to us that it bought the securities in the offering in the ordinary course of business, and at time of the purchase of the securities to be resold pursuant to this prospectus, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(20)	Dr. Joseph N. Forkey and Heather C. Forkey share voting and investment control over the shares. Dr. Forkey is Chairman of our Board of Directors and serves as our Chief Executive Officer, President and Treasurer. On September 28, 2012, Dr. and Mrs. Forkey jointly purchased 22,223 shares of our common stock, and warrants to purchase up to 15,557 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Joseph N. Forkey and Heather C. Forkey JTTEN also includes shares exercisable upon exercise of warrants.

(21)	George Karfunkel has voting and investment power over the shares. On September 28, 2012, Mr. Karfunkel purchased 111,112 shares of our common stock, and warrants to purchase up to 77,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Karfunkel also includes shares exercisable upon exercise of warrants.

(22)	Lara Kozersky has sole voting and investment power over the shares. On September 28, 2012, Ms. Kozersky purchased 5,556 shares of our common stock, and warrants to purchase up to 3,890 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Ms. Kozersky also includes shares exercisable upon exercise of warrants. Ms. Kozersky is an affiliate of a registered broker-dealer. Ms. Kozersky has certified to us that she bought the securities in the offering in the ordinary course of business, and at time of the purchase of the securities to be resold pursuant to this prospectus, she had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(23)	Linda Gale Sampson Trust #2 is a trust fund. Ann G. Mandelman is the trustee of the fund, and has voting and investment control over the shares held by Linda Gale Sampson Trust #2. On September 28, 2012, Linda Gale Sampson Trust #2 purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Linda Gale Sampson Trust #2 also includes shares exercisable upon exercise of warrants.

(24)	Loewen, Ondaatje, McCutcheon USA LTD served as our exclusive placement agent for the September 28, 2012 offering. In addition to the payment of certain cash fees upon closing of the offering, on September 28, 2012, we issued a warrant to Loewen, Ondaatje, McCutcheon USA LTD to purchase up to 194,446 shares of common stock at an exercise price of $0.95 per share subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Loewen, Ondaatje, McCutcheon USA LTD are shares exercisable under the exercise of the warrant.
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(25)	Donald A. Major is our Executive Vice President for Corporate Development and a member of our Board of Directors. Mr. Major has sole voting and investment power over the shares. On September 28, 2012, Mr. Major purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Major also includes shares exercisable upon exercise of warrants.

(26)	Robert Matluck has sole voting and investment power over the shares. On September 28, 2012, Mr. Matluck purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Matluck also includes shares exercisable upon exercise of warrants. Mr. Matluck is a registered broker-dealer.

(27)	MHW Partners, L.P. is a limited partnership. Peter Woodward is the managing member and general partner of MHW Partners and in such capacity, Mr. Woodward holds the power to vote and direct the disposition of all shares of common stock owned by MHW Partners. On September 28, 2012, MHW Partners purchased 222,223 shares of our common stock, and warrants to purchase up to 155,557 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for MHW Partners also includes shares exercisable upon exercise of warrants.

(28)	Richard B. Miles is a member of our Board of Directors. Mr. Miles has sole voting and investment power over the shares. On September 28, 2012, Mr. Miles purchased 11,112 shares of our common stock, and warrants to purchase up to 7,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Miles also includes shares exercisable upon exercise of warrants.

(29)	MJA Investments LLC is a limited liability company. Andy Arno has voting and investment control over the shares held by MJA Investments. On September 28, 2012, MJA Investments purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for MJA Investments also includes shares exercisable upon exercise of warrants. MJA Investments is an affiliate of a registered broker-dealer. MJA Investments has certified to us that it bought the securities in the offering in the ordinary course of business, and at time of the purchase of the securities to be resold pursuant to this prospectus, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(30)	NBCN INC. ITF AC 5VE158E GARRETT HERMAN (909369) is a fund. Mr. Herman has voting and investment control over the shares held by NBCN INC. ITF AC 5VE158E GARRETT HERMAN (909369). On September 28, 2012, NBCN INC. ITF AC 5VE158E GARRETT HERMAN (909369) purchased 33,334 shares of our common stock, and warrants to purchase up to 23,334 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for NBCN INC. ITF AC 5VE158E GARRETT HERMAN (909369) also includes shares exercisable upon exercise of warrants.

(31)	Next Generation TS FBO Andrew Arno IRA 1663 is a fund. Andy Arno has voting and investment control over the shares held by Next Generation TS FBO Andrew Arno IRA 1663. On September 28, 2012, Next Generation TS FBO Andrew Arno IRA 1663 purchased 111,112 shares of our common stock, and warrants to purchase up to 77,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Next Generation TS FBO Andrew Arno IRA 1663 also includes shares exercisable upon exercise of warrants. Next Generation TS FBO Andrew Arno IRA 1663 is registered broker-dealer.

(32)	Pamela F. O'Connor has voting and investment power over the shares. On September 28, 2012, Ms. O'Connor purchased 111,112 shares of our common stock, and warrants to purchase up to 77,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Ms. O'Connor also includes shares exercisable upon exercise of warrants.

(33)	Susan Riordan has sole voting and investment power over the shares. On September 28, 2012, Ms. Riordan purchased 11,112 shares of our common stock, and warrants to purchase up to 7,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Ms. Riordan also includes shares exercisable upon exercise of warrants. Ms. Riordan is an affiliate of a registered broker-dealer. Ms. Riordan has certified to us that she bought the securities in the offering in the ordinary course of business, and at time of the purchase of the securities to be resold pursuant to this prospectus, she had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(34)	Howard Saltiel has voting and investment power over the shares. On September 28, 2012, Mr. Saltiel purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Saltiel also includes shares exercisable upon exercise of warrants.
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(35)	Russell Sarachek has voting and investment power over the shares. On September 28, 2012, Mr. Sarachek purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Sarachek also includes shares exercisable upon exercise of warrants.

(36)	SAS Trust #1 is a trust. Scott A. Sampson has voting and investment control over the shares held by SAS Trust #1. On September 28, 2012, SAS Trust #1 purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for SAS Trust #1 also includes shares exercisable upon exercise of warrants.

(37)	Arnold Schumsky has sole voting and investment power over the shares. On September 28, 2012, Mr. Schumsky presented the outstanding principal balance of his 10% Senior Secured Convertible Note, purchased in our June 25, 2008 financing transaction, to us and agreed to exchange the $50,000 principal balance of his Note for participation in our September 2012 financing transaction. Mr. Schumsky was issued units consisting of 55,555 shares of common stock and warrants to purchase up to 38,889 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. On September 28, 2012, Mr. Schumsky also purchased 27,779 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Schumsky also includes shares exercisable upon exercise of warrants.

We are also registering an aggregate of 39,153 shares issuable upon the exercise of warrants purchased by Mr. Schumsky in the June 25, 2008 transaction, consisting of shares underlying the warrants purchased and additional warrant shares issuable under the June 25, 2008 warrants due to the anti-dilution provisions of the warrants acquired in the June 25, 2008 transaction. On June 25, 2008, in conjunction with his purchase of the 10% Senior Secured Convertible Note, Mr. Schumsky received warrants to purchase up to 26,400 shares of our common stock (adjusted to reflect a 1-for-25 reverse split, effective December 11, 2008) at a price of $1.18 per share (adjusted to reflect the decrease in exercise price due to certain anti-dilution provisions in the warrants) and expiration date of June 25, 2015, subject to extension. Additionally, we are registering an additional 12,753 shares issuable under the June 25, 2008 warrants, with an exercise price of $1.18 and expiration date of June 25, 2015, subject to extension, as a result of anti-dilution provisions in the warrants being triggered in December 2010 and on September 28, 2012.

We are also registering 24,000 shares of common stock purchased by Mr. Schumsky in the February 1, 2007 transaction. On February 1, 2007, Mr. Schumsky purchased 24,000 shares of common stock (adjusted to reflect a 1-for-25 reverse split, effective December 11, 2008) and warrants to purchase common stock. The warrants issued in the February 1, 2007 transaction expired, according to the terms of the warrants, on February 1, 2012 without being exercised and therefore, the shares underlying the February 1, 2007 warrants are not being registered in this prospectus.

(38)	William W. Smith, Jr. has voting and investment power over the shares. On September 28, 2012, Mr. Smith purchased 27,778 shares of our common stock, and warrants to purchase up to 19,445 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Smith also includes shares exercisable upon exercise of warrants.

(39)	Special Situations Fund III QP, L.P. is a Delaware limited partnership. Messrs. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III QP. AWM Investment Company serves as the investment adviser to Special Situations Fund III QP. On September 28, 2012, Special Situations Fund III QP purchased 611,112 shares of our common stock, and warrants to purchase up to 427,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Special Situations Fund III QP also includes shares exercisable upon exercise of warrants.

We are also registering an aggregate of 215,339 shares issuable upon the exercise of warrants purchased by Special Situations Fund III QP in the June 25, 2008 transaction, consisting of shares underlying the warrants purchased and additional warrant shares issuable under the June 25, 2008 warrants due to the anti-dilution provisions of the warrants acquired in the June 25, 2008 transaction. On June 25, 2008, in conjunction with its purchase of the 10% Senior Secured Convertible Note, Special Situations Fund III QP received warrants to purchase up to 145,200 shares of our common stock (adjusted to reflect a 1-for-25 reverse split, effective December 11, 2008) at a price of $1.18 per share (adjusted to reflect the decrease in exercise price due to certain anti-dilution provisions in the warrants) and expiration date of June 25, 2015, subject to extension. Additionally, we are registering an additional 70,139 shares issuable under the June 25, 2008 warrants, with an exercise price of $1.18 and expiration date of June 25, 2015, subject to extension, as a result of anti-dilution provisions in the warrants being triggered in December 2010 and on September 28, 2012.

We are also registering 160,000 shares of common stock purchased by Special Situations Fund III QP in the February 1, 2007 transaction. On February 1, 2007, Special Situations Fund III QP purchased 160,000 shares of common stock (adjusted to reflect a 1-for-25 reverse split, effective December 11, 2008) and warrants to purchase common stock. The warrants issued in the February 1, 2007 transaction expired, according to the terms of the warrants, on February 1, 2012 without being exercised and therefore, the shares underlying the February 1, 2007 warrants are not being registered in this prospectus.

(40)	Special Situations Private Equity Fund, L.P. is a Delaware limited partnership. Messrs. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III QP. Messrs. Marxe and Greenhouse are also members of MG Advisers L.L.C., the general partner of Special Situations Private Equity Fund. AWM Investment Company serves as the investment adviser to Special Situations Fund III QP and Special Situations Private Equity Fund.

We registering an aggregate of 215,339 shares issuable upon the exercise of warrants purchased by Special Situations Private Equity Fund in the June 25, 2008 transaction, consisting of shares underlying the warrants purchased and additional warrant shares issuable under the June 25, 2008 warrants due to the anti-dilution provisions of the warrants acquired in the June 25, 2008 transaction. On June 25, 2008, in conjunction with its purchase of the 10% Senior Secured Convertible Note, Special Situations Private Equity Fund received warrants to purchase up to 145,200 shares of our common stock (adjusted to reflect a 1-for-25 reverse split, effective December 11, 2008) at a price of $1.18 per share (adjusted to reflect the decrease in exercise price due to certain anti-dilution provisions in the warrants) and expiration date of June 25, 2015, subject to extension. Additionally, we are registering an additional 70,139 shares issuable under the June 25, 2008 warrants, with an exercise price of $1.18 and expiration date of June 25, 2015, subject to extension, as a result of anti-dilution provisions in the warrants being triggered in December 2010 and on September 28, 2012.

We are also registering 160,000 shares of common stock purchased by Special Situations Private Equity Fund in the February 1, 2007 transaction. On February 1, 2007, Special Situations Private Equity Fund purchased 160,000 shares of common stock (adjusted to reflect a 1-for-25 reverse split, effective December 11, 2008) and warrants to purchase common stock. The warrants issued in the February 1, 2007 transaction expired, according to the terms of the warrants, on February 1, 2012 without being exercised and therefore, the shares underlying the February 1, 2007 warrants are not being registered in this prospectus.
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(41)	Thomas I. Unterberg has sole voting and investment power over the shares. On September 28, 2012, Mr. Unterberg purchased 111,112 shares of our common stock, and warrants to purchase up to 77,779 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, and an expiration date of September 28, 2017. The shares being registered for Mr. Unterberg also includes shares exercisable upon exercise of warrants.

Material Relationships between the Selling Stockholder and Our Company or Our Affiliates

As of October 22, 2012, in addition to the information provided in the Prospectus Summary regarding the Transactions, in the past three years, we have had the following material relationships with the selling stockholder or an affiliate of a selling stockholder:

Loewen, Ondaatje, McCutcheon USA LTD served as our exclusive placement agent for the September 28, 2012 offering. Its ownership consists of a warrant to purchase up to 194,446 shares of common stock issued as part of its compensation.

Directors and Officers

•	Joseph N. Forkey, jointly with his wife, Heather C. Forkey, is a selling stockholder. Dr. Forkey is Chairman of our Board of Directors and serves as our Chief Executive Officer, President and Treasurer. He has served our Company in various capacities since September 2003. We have also entered into a related-party transaction with Dr. Forkey for a working capital loan in 2011. Please see “Certain Relationships and Related Transactions” for more information.

•	Richard E. Forkey, one of the selling stockholders, holds the executive position of Advisor to the Chief Executive Officer and is a member of our Board of Directors. He is the founder of our Company and the former Chief Executive Officer, President, and Treasurer of our Company. Mr. Forkey has been involved with our Company since our inception in 1982. We have also entered into a related-party transaction with Mr. Forkey regarding the lease of our main Gardner, Massachusetts facility from a company wholly-owned by Mr. Forkey. Please see “Certain Relationships and Related Transactions” for more information.

•	Donald A. Major, one of the selling stockholders, is our Executive Vice President for Corporate Development. He has served as a member of our Board of Directors since 2005.

•	Richard B. Miles, one of the selling stockholders, has served as a member of our Board of Directors since 2005 .

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

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The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock and provisions of our Articles of Organization, as amended, and Bylaws, each as amended, is only a summary. You should also refer to our Articles of Organization, as amended, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to a total of 50,000,000 shares of common stock, par value $0.01 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no rights under our Articles of Organization, as amended, or our Bylaws regarding dividends unless and until dividends are declared by the board of directors, nor do they have any rights under our Articles of Organization, as amended, or our Bylaws regarding preemption rights. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering, when they are paid for will be, fully paid and non-assessable.

Warrants

In connection with the September 28, 2012 offering, we issued warrants to purchase up to 1,944,475 shares of our common stock. The warrants have an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, will expire five years from September 28, 2012, and are exercisable in whole or in part, at any time prior to expiration.

In addition to the payment of certain cash fees upon closing of the September 28, 2012 offering, we also issued a warrant to Loewen, Ondaatje, McCutcheon USA LTD, our exclusive placement agent for the offering. The warrant to purchase up to 194,446 shares of common stock was issued as part of its compensation and on similar terms to the warrants issued in the September 28, 2012 offering, except that the placement agent warrant has an exercise price of $0.95 per share.

In connection with the June 25, 2008 offering, we issued warrants to purchase up to 316,800 shares of our common stock at an exercise price of $1.75 per share and with an expiration date of June 25, 2015, subject to extension. The exercise price of the warrants may be adjusted downward in the event we issue shares of common stock or securities convertible into common stock at a price lower than the exercise price of the warrants at the time of issuance. As a result of the issuance of warrants to purchase 100,000 shares of common stock in December 2010 and the September 28, 2012 offering described above, certain anti-dilution provisions in the June 25, 2008 warrants were triggered and we are obligated to issue an aggregate of 153,031 additional shares upon the exercise of the June 25, 2008 warrants. Additionally, the exercise price of the June 25, 2008 warrants was reduced from $1.74 to $1.18.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities being registered was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our subsidiaries, nor was any such person connected with us or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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INFORMATION ABOUT THE COMPANY

DESCRIPTION OF BUSINESS

OVERVIEW

We have been developing and manufacturing advanced optical instruments since 1982. Today, the vast majority of our business is the design and manufacture of high-quality medical devices and approximately 10% of our business is design and manufacture of military and industrial products. Our medical instrumentation line includes traditional endoscopes and endocouplers as well as other custom imaging and illumination products for use in minimally invasive surgical procedures. Much of our recent development efforts have been targeted at the development of next generation endoscopes. For the last ten years, we have funded internal research and development programs to develop next generation capabilities for designing and manufacturing 3D endoscopes and very small Microprecision™ lenses, anticipating future requirements as the surgical community continues to demand smaller and more enhanced imaging systems for minimally invasive surgery. Our unique proprietary technology in these areas, combined with recent developments in the areas of 3D displays and millimeter sized image sensors, has allowed us to begin commercialization of these technologies. We believe that new products based on these technologies provide enhanced imaging for existing surgical procedures and can enable development of many new procedures. While we have continued to provide custom optics solutions to our medical device company customers, we simultaneously focused significant development efforts on further advancement of proprietary technology for 3D endoscopy and Microprecision™ optical components and micro medical camera assemblies.

History

We incorporated in Massachusetts in December 1982 and have been publicly-owned since November 1990. References to our Company contained herein include our two wholly-owned subsidiaries, Precise Medical, Inc. and Wood’s Precision Optics Corporation, Limited, except where the context otherwise requires.

Principal Products and Services

Our Current Core Business:  Since 1982, we have manufactured medical products such as endoscopes and endocouplers. We have developed and sold endoscopes incorporating various optical technologies including our proprietary Lenslock™ technology, for use in a variety of minimally invasive surgical and diagnostic procedures. Today, we produce endoscopes for various applications, which are CE marked and therefore certified for sale throughout the European Economic Area. Since 1985, we have developed, manufactured and sold a proprietary product line of endocouplers. We also design and manufacture custom optical medical devices to satisfy our customers’ specific requirements. In addition to medical devices, we also manufacture and sell components and assemblies specially designed for industrial and military use.

Microprecision™ Lenses and Micro Medical Cameras: While the size of endoscopes has gradually decreased over time, the widespread use of very small endoscopes, with diameters of one millimeter or smaller, has been limited in part, we believe, by the inability of traditional lens fabrication methods to support these smaller sizes with good image quality and acceptable manufacturing costs. We believe our Microprecision™ optics technology provides a solution to this problem. Combined with recent advances by other companies in complementary metal-oxide-semiconductor (CMOS) image sensor fabrication techniques, our Microprecision™ lenses and proprietary manufacturing techniques enable the manufacture of micro medical cameras at low prices and with sizes on the order of one millimeter or less, characteristics that make them well suited to medical applications. While we have manufactured Microprecision™ components for the last few years, we only recently received production orders for endoscopes and camera assemblies that use Microprecision™ technology.

3D Endoscopes: Our 3D endoscopes provide next generation optical imaging for minimally invasive surgical procedures that utilize hand-held rigid endoscopes by using the brain’s natural ability to perceive depth (the third dimension) by viewing one’s environment through two eyes. Utilizing our proprietary technology to provide independent images to right and left eyes enables surgeons to view the operative field with 3D perception. We are currently demonstrating prototype versions of our hand-held 3D endoscopes to potential customers.

Competition and Markets

We sell our products in a highly competitive market and we compete for business with both foreign and domestic manufacturers. Many of our current competitors are larger than us and have substantially greater resources than we do. In addition, there is an ongoing risk that other domestic or foreign companies who do not currently service or manufacture products for our target markets, some with greater experience in the optics industry and greater financial resources than we have, may seek to produce products or services that compete directly with ours.

We believe that, while our resources are substantially more limited than those of some of our competitors, we can compete successfully in this market on the bases of product quality, price, delivery and innovation. Our success will depend in part on our ability to maintain a technological advantage over our competitors. To this end, we intend to continue to aggressively support and augment our internal engineering, research and development resources and to aggressively pursue patent protection for existing and new technology. We believe that our unique technical capabilities in the areas of Microprecision™ optics and micro medical cameras, as well as 3D endoscopes currently represent competitive advantages for us in the minimally invasive surgical device market.

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Market Opportunities

Microprecision™ lenses and Micro Medical Cameras: While other approaches exist for the manufacture of camera lenses, we believe that none on the market today has the combination of low cost, small size, range of optical specifications and high image quality required for many medical applications. By enabling the production of millimeter sized and smaller cameras with low manufacturing costs, we believe this technology opens the possibility to replace existing re-sterilizable endoscopes with a single-use alternative. Also, the small size of our Microprecision™ lenses and micro medical cameras can provide visualization for existing procedures that are currently performed blind or with sub-optimal imaging, and we believe can facilitate the development of new surgical procedures that are currently impractical without sub-mm visualization instrumentation.

3D Endoscopes: 3D endoscopes have been used for many years as part of robotic surgery systems partly because the market price of robotic surgery systems is high enough to support the cost of a high quality custom 3D display. However, we believe the use of 3D endoscopes in hand-held (non-robotic) systems has been limited in the past by the high cost of good quality 3D display systems. Recently, the cost of high quality 3D display systems has dropped dramatically, driven by demand in the consumer market. Now, low cost, high quality 3D display systems (i.e. 3D televisions) are newly available in the market, which we believe enables the development of 3D hand-held endoscopy and creates a new market opportunity for our 3D endoscopes. To take advantage of this developing market, we have designed and built a high definition 3D endoscope for use in hand-held 3D endoscopy systems. We are now demonstrating this prototype to potential customers.

Sales and Marketing

We market our 3D endoscopes, Microprecision™ optical components and micro medical cameras by leveraging our existing relationships with major medical device companies – many of which are current customers. We intend to make our existing and future technologies available to our customers for use in their current and newly developed minimally invasive surgical products and to eventually develop and market our own proprietary products, which incorporate these new technologies. In addition to direct sales channels through our existing customer relationships, we also develop new sales opportunities through our website, email mailings, and attendance at market specific tradeshows.

International Business

We have had negligible direct export sales to date. However, our medical products have received the CE Mark Certification, which permits sales into the European Economic Area. We may establish or use production facilities overseas to produce key components for our business, such as lenses. Since the 1990s, we have maintained a Hong Kong subsidiary to support business and quality control activities as required throughout Asia. We believe that the cost savings from such production may be essential to our ability to compete on a price basis in the medical products area particularly and to our profitability generally.

Research and Development

We believe that our future success depends to a large degree on our ability to continue to conceive and develop new optical products and technologies to enhance the performance characteristics and methods of manufacture of existing and new products. Research and development expenses are incurred on our own proprietary products and technology such as Microprecision™ optics, micro medical cameras and 3D endoscopes, as well as on custom projects on behalf of customers. Accordingly, we expect to continue to seek to obtain product-related design and development contracts with customers and to invest our own funds on research and development. For the years ended June 30, 2012 and 2011, research and development expenses, net amounted to $664,696 and $825,033, respectively.

Raw Materials and Principal Suppliers

A key raw material component for our products is precision grade optical glass, which we obtain from a few suppliers, principally SCHOTT North America, Inc. and Ohara Corporation. For optical thin film coatings, the basic raw materials we utilize are metals and dielectric compounds, which we obtain from a variety of chemical suppliers. Certain of the thin film coatings utilized in our products are currently procured from an outside supplier, but most thin film coatings are produced in-house. We believe that our demand for these raw materials and thin film coating services is small relative to the total supply, and that the materials and services required for the production of our products are currently available in sufficient production quantities and will remain available for fiscal year 2013.

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Patents and Trademarks

We rely, in part, upon patents, trade secrets and proprietary knowledge as well as personnel policies and employee confidentiality agreements concerning inventions and other creative efforts to develop and to maintain our competitive position. We plan to file for patents, copyrights and trademarks in the United States and in other appropriate countries to protect our intellectual property rights to the extent practicable.

In July 2011, we entered into an asset purchase agreement with Intuitive Surgical Operations, Inc., in which we received $2.5 million in connection with the sale of certain intellectual property. Pursuant to the agreement, we agreed to assign to Intuitive Surgical all of our currently issued and non-expired patents and pending patent applications, and in return, Intuitive Surgical agreed to grant to us a royalty-free, worldwide license to these patents in fields outside of medical robotics.

We currently hold rights to fourteen United States patents, and have five patent applications pending, including applications for our new generation of micro medical cameras and 3D endoscopes. Our current patent portfolio includes patents, rights to patents and patent applications that cover various aspects of our technology in the following areas:

•	Medical Devices: 8 issued, 1 pending
•	3-D endoscopes: 3 issued, 2 pending
•	Microprecision™ lenses and micro medical cameras: 2 issued, 2 pending
•	Military Products: 1 issued

The patents contained in our current patent portfolio have expiration dates ranging from November 2011 to August 2026. We are not aware of any infringements of these patents. While we believe that our pending applications relate to patentable devices or concepts, these patents may not ultimately be issued and we may not be able to successfully defend these patents or effectively limit the development of competitive products and services.

We intend to continue to innovate and extend our technological capabilities in the areas of 3-D endoscopy Microprecision™ optics and micro medical cameras and to aggressively pursue patent protection for such developments.

Employees

As of June 30, 2012, we had 28 employees, 25 of which were full-time employees. Of those 28 employees, there were 14 employees in manufacturing, 5 in engineering/research and development, 1 in sales and marketing and 8 in finance and administration. We are not a party to any collective bargaining agreements. We believe our relations with our employees are good.

Customers

Revenues from our largest customers, as a percentage of total revenues, for fiscal years 2012 and 2011 were as follows:

	2012	2011
Customer A	34%	22%
Customer B	22	24
Customer C	3	17
All others	41	37
	100%	100%

No other customer accounted for more than 10% of our revenues in fiscal years 2012 and 2011. At June 30, 2012, receivables from our two largest customers were 31% and 27%, respectively, of total accounts receivable.

Environmental Matters

Our operations are subject to a variety of federal, state and local laws and regulations relating to the discharge of materials into the environment or otherwise relative to the protection of the environment. From time to time, we use a small amount of hazardous materials in our operations. We believe that we comply with all applicable environmental laws and regulations.

Government Regulations

Domestic Regulation. We currently develop, manufacture and sell several medical products, the marketing of which is subject to governmental regulation in the United States. Medical devices are regulated in the United States by the Food and Drug Administration, or FDA, and, in some cases, by certain state agencies. The FDA regulates the research, testing, manufacture, safety, effectiveness, labeling, promotion and distribution of medical devices in the United States. Generally, medical devices require clearance or approval prior to commercial distribution. Additionally, certain material changes to, and changes in intended use of, medical devices also are subject to FDA review and clearance or approval. Non-compliance with applicable requirements can result in failure of the FDA to grant pre-market clearance or approval, withdrawal or suspension of approval, suspension of production, or the imposition of various other penalties.

20

We previously notified the FDA of our intent to market our endoscopes, image couplers, beamsplitters, adapters and video ophthalmoscopes, and the FDA has determined that we may market such devices, subject to the general control provisions of the Food, Drug and Cosmetic Act. We obtained this FDA permission without the need to undergo a lengthy and expensive approval process due to the FDA’s determination that such devices met the regulatory standard of being substantially equivalent to existing FDA-approved devices.

In the future, we plan to market additional medical devices that may require the FDA’s permission to market such products. We may also develop additional products or seek to sell some of our current or future medical products in a manner that requires us to obtain the permission of the FDA to market such products, as well as the regulatory approval or license of other federal, state and local agencies or similar agencies in other countries. The FDA has authority to conduct detailed inspections of manufacturing plants in order to assure that “good manufacturing practices” are being followed in the manufacture of medical devices, to require periodic reporting of product defects to the FDA and to prohibit the sale of devices which do not comply with law.

Foreign Requirements. Sales of medical device products outside the United States are subject to foreign regulatory requirements that may vary from country to country. Our failure to comply with foreign regulatory requirements would jeopardize our ability to market and sell our products in foreign jurisdictions. The regulatory environment in the European Union member countries of the European Economic Area for medical device products differs from that in the United States. Medical devices sold in the European Economic Area must bear the CE mark. Devices are classified by manufacturers according to the risks they represent, with a classification of Class III representing the highest risk devices and Class I representing the lowest risk devices. Once a device has been classified, the manufacturer can follow one of a series of conformity assessment routes, typically through a registered quality system, and demonstrate compliance to a “European Notified Body.” The CE mark may then be applied to the device. Maintenance of the system is ensured through annual on-site audits by the notified body and a post-market surveillance system requiring the manufacturer to submit serious complaints to the appropriate governmental authority. All of our medical products are CE mark certified.

Available Information

Our website is www.poci.com. We make available on our website, free of charge, copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the U.S. Securities and Exchange Commission, or SEC. Our website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

You may also read and copy any materials we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

We conduct our domestic operations at two facilities in Gardner, Massachusetts. The main Gardner facility is leased from a corporation owned by an individual who serves on our board of directors. The lease terminated in December 1999 and we are currently a tenant-at-will. We rent the other Gardner facility on a month-to-month basis. We rent office space in Hong Kong for sales, marketing and supplier quality control and liaison activities related to our Hong Kong subsidiary.

We believe these facilities are adequate for our current operations and are adequately covered by insurance. Significant increases in production or the addition of significant equipment additions or manufacturing capabilities in connection with the production of our line of endoscopes and other products may, however, require the acquisition or lease of additional facilities. We may establish production facilities domestically or overseas to produce key assemblies or components, such as lenses, for our products. Overseas facilities may subject us to the political and economic risks associated with overseas operations. The loss of or inability to establish or maintain such additional domestic or overseas facilities could materially adversely affect our competitive position and profitability.

LEGAL PROCEEDINGS

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against us or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

21

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock (OTCQB: PEYE) is quoted on OTCQB, the OTC market tier for companies that report to the SEC. Our common stock was quoted on the OTCBB until February 23, 2011. The following table sets forth the high and low bid prices for our common stock for each quarter during the last two fiscal years as quoted on OTCQB. Such OTC market quotations reflect inter-dealer prices, without retail markup, markdown or commissions and may not necessarily represent actual transactions.

	High	Low
For the Fiscal Year Ended June 30, 2011
First Quarter ended September 30, 2010	$3.60	$0.02
Second Quarter ended December 31, 2010	$1.50	$0.10
Third Quarter ended March 31, 2011	$0.27	$0.15
Fourth Quarter ended June 30, 2011	$0.30	$0.20

For the Fiscal Year Ended June 30, 2012
First Quarter ended September 30, 2011	$1.35	$1.25
Second Quarter ended December 31, 2011	$1.45	$1.25
Third Quarter ended March 31, 2012	$1.45	$0.13
Fourth Quarter ended June 30, 2012	$2.01	$1.10

For the Fiscal Year Ended June 30, 2013
First Quarter ended September 30, 2012	$1.50	$0.85
Second Quarter ended December 31, 2012 (through November 29, 2012)	$1.19	$0.89

Holders

As of October 5, 2012, we had approximately 100 holders of record of our common stock. Holders of record include nominees who may hold shares on behalf of multiple owners.

Dividends

We have not declared any dividends during the last two fiscal years. At present, we intend to retain our earnings, if any, to finance research and development and expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of June 30, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	184,787	$ 8.34	43,698
Equity compensation plans not approved by security holders	207,800	$ 1.20	117,200
Total	392,587	$ 4.56	160,898

2006 Equity Incentive Plan

On November 28, 2006, our stockholders approved the Precision Optics Corporation, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), which succeeded the Precision Optics Corporation, Inc. Amended and Restated 1997 Equity Incentive Plan (the “1997 Plan”). No further awards have been or will be granted under the 1997 Plan. The 2006 Plan allows for the grant of stock options to selected employees, directors and other persons who provide services to us or our affiliates.

2011 Equity Incentive Plan

The Precision Optics Corporation, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) was adopted by our Board of Directors on October 13, 2011. The 2011 Plan allows for the grant of stock options to selected employees, directors and other persons who provide services to us or our affiliates.

22

FINANCIAL STATEMENTS

F-1

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2012	June 30, 2012
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$2,337,694	$145,923
Accounts Receivable, net	298,621	341,900
Inventories, net	659,603	682,900
Prepaid Expenses	51,501	33,719
Total Current Assets	3,347,419	1,204,442
PROPERTY AND EQUIPMENT
Machinery and Equipment	2,355,968	2,355,968
Leasehold Improvements	553,596	553,596
Furniture and Fixtures	148,303	148,303
Vehicles	19,674	19,674
	3,077,541	3,077,541

Less: Accumulated Depreciation	(3,040,668)	(3,035,584)
Net Property and Equipment	36,873	41,957

TOTAL ASSETS	$3,384,292	$1,246,399
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
10% Senior Secured Convertible Notes	$–	$51,250
Accounts Payable	691,428	410,316
Customer Advances	3,500	6,387
Accrued Employee Compensation	193,732	171,205
Accrued Professional Services	70,567	62,000
Accrued Warranty Expense	25,000	25,000
Other Accrued Liabilities	–	912
Total Current Liabilities	984,227	727,070
STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock, $0.01 par value - Authorized - 50,000,000 shares; Issued and Outstanding – 4,029,134 shares at September 30, 2012 and 1,251,339 shares at June 30, 2012	40,291	12,513
Additional Paid-in Capital	41,220,267	39,009,215
Accumulated Deficit	(38,860,493)	(38,502,399)
Total Stockholders’ Equity (Deficit)	2,400,065	519,329

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,384,292	$1,246,399

The accompanying notes are an integral part of these consolidated interim financial statements.

F-2

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

	Three Months Ended September 30,
	2012	2011
Revenues	$563,398	$504,749

Cost of Goods Sold	433,925	365,455

Gross Profit	129,473	139,294

Research and Development Expenses, net	207,291	151,190

Selling, General and Administrative Expenses	280,964	253,356

Gain on Sale of Assets	(1,938)	(2,050)

Total Operating Expenses	486,317	402,496

Operating Loss	(356,844)	(263,202)

Gain on Sale of Patents	–	2,276,286

Interest Income	–	357

Interest Expense	(1,250)	(15,000)

Net Income (Loss)	$(358,094)	$1,998,441

Income (Loss) Per Share:
Basic	$(0.27)	$2.06
Diluted	$(0.27)	$1.15

Weighted Average Common Shares Outstanding:
Basic	1,341,919	971,013
Diluted	1,341,919	1,749,339

The accompanying notes are an integral part of these consolidated interim financial statements.

F-3

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

	Three Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(358,094)	$1,998,441
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities -
Depreciation and Amortization	5,084	7,937
Gain on Sale of Patents	–	(2,276,286)
Gain on Sale of Assets	(1,938)	(2,050)
Stock-based Compensation Expense	10,508	12,000
Non-cash Interest Expense	1,250	15,000
Changes in Operating Assets and Liabilities -
Accounts Receivable, net	43,279	(83,345)
Inventories	23,297	4,584
Prepaid Expenses	(17,782)	(45,481)
Accounts Payable	38,975	(232,474)
Customer Advances	(2,887)	(16,513)
Accrued Expenses	30,182	(76,393)
Net Cash Used In Operating Activities	(228,126)	(694,580)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Proceeds from Sale of Patents	–	2,463,171
Additional Patent Costs	–	(1,724)
Proceeds from Sale of Assets	1,938	2,050
Net Cash Provided By Investing Activities	1,938	2,463,497

CASH FLOWS FROM FINANCING ACTIVITIES:
Gross Proceeds from September 2012 Private Placement of Common Stock and Warrants	2,500,015	–
Private Placement Expenses Incurred and Paid as of September 30, 2012	(29,556)	–
Payment of principal and interest on 10% Senior Convertible Notes	(52,500)	–
Net Cash Provided by Financing Activities	2,417,959	–

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,191,771	1,768,917
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	145,923	19,556

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,337,694	$1,788,473

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid for Income Taxes	$912	$912
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Private Placement Expenses Incurred But Not Yet Paid as of September 30, 2012	$242,137	$–

The accompanying notes are an integral part of these consolidated interim financial statements.

F-4

PRECISION OPTICS CORPORATION, INC.

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Operations

The accompanying consolidated financial statements include the accounts of Precision Optics Corporation, Inc. and its wholly-owned subsidiaries (the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

These consolidated financial statements have been prepared by the Company, without audit, and reflect normal recurring adjustments which, in the opinion of management, are necessary for a fair statement of the results of the first quarter of the Company’s fiscal year 2013. These consolidated financial statements do not include all disclosures associated with annual consolidated financial statements and, accordingly, should be read in conjunction with footnotes contained in the Company’s consolidated financial statements for the year ended June 30, 2012 together with the Report of Independent Registered Public Accounting Firm filed under cover of the Company’s 2012 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on October 15, 2012 and amended on October 26, 2012 to furnish Exhibit 101 to the Form 10-K, which contains the XBRL (eXtensible Business Reporting Language) Interactive Data File for the financial statements and notes included thereto.

Use of Estimates

The preparation of these consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net income or net loss by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share is computed by dividing net income or net loss (adjusted by adding back interest expense on senior convertible notes) by the weighted average number of shares of common stock outstanding during the period, plus the number of potentially dilutive securities outstanding during the period such as stock options and warrants, shares issuable upon conversion of senior convertible notes and shares issuable to satisfy deferred compensation and consulting obligations. For the three months ended September 30, 2012, the effect of such securities was antidilutive and not included in the diluted calculation because of the net loss generated in that period.

The following is the calculation of income (loss) per share for the three months ended September 30, 2012 and 2011:

	Three Months Ended September 30,
	2012	2011

Net Income (Loss) – Basic	$(358,094)	$1,998,441
Interest Expense on Senior Convertible Notes	–	15,000
Net Income (Loss) – Diluted	$(358,094)	$2,013,441

Basic Weighted Average Shares Outstanding	1,341,919	971,013
Potentially Dilutive Securities	–	778,326
Diluted Weighted Average Shares Outstanding	1,341,919	1,749,339

Income (Loss) Per Share
Basic	$(0.27)	$2.06
Diluted	$(0.27)	$1.15

The number of shares issuable upon the exercise of outstanding stock options and warrants that were excluded from the computation as their effect was antidilutive was approximately 3,106,000 and 1,112,000 for the three months ended September 30, 2012 and 2011, respectively.

F-5

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the likelihood of utilization of existing deferred tax assets, management has considered historical results of operations and the current operating environment. Based on this evaluation, a full valuation reserve has been provided for the deferred tax assets.

2.	INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

	September 30, 2012	June 30, 2012
Raw Materials	$269,878	$277,392
Work-In-Progress	295,056	289,748
Finished Goods	94,669	115,760
Total Inventories	$659,603	$682,900

3.	10% SENIOR SECURED CONVERTIBLE NOTES

The 10% Senior Secured Convertible Notes (the “Notes”) consist of the following:

	September 30, 2012	June 30, 2012
10% Senior Secured Convertible Notes issued on June 25, 2008, convertible into common stock at $1.25 per share, bearing interest at 10% per annum. Outstanding principal and accrued interest due at maturity, September 30, 2012	$–	$50,000
Accrued interest—10% coupon due on September 30, 2012	–	1,250

	$–	$51,250

On September 28, 2012, the Company repaid Mr. Schumsky the outstanding and accrued interest of $2,500 due under his Note and such payment satisfied its obligations in regards to the accrued interest due on the Note in full. On that same date, Mr. Schumsky presented the outstanding principal balance of the Note to the Company and agreed to exchange the $50,000 principal balance of his Note for participation in the Company’s September 2012 financing transaction (as described in further detail in Note 5, Sale of Stock) and was issued units consisting of 55,555 shares of common stock and 38,889 warrants upon the same terms as the units sold in the September 2012 financing transaction. Accordingly, the Note held by Mr. Schumsky has been satisfied in full and the obligations thereunder have been terminated.

4.	STOCK-BASED COMPENSATION

Stock-based compensation costs recognized during the quarters ended September 30, 2012 and 2011 amounted to $10,508 and $12,000, respectively, and the costs were included in the accompanying consolidated statements of operations in: selling, general and administrative expenses (2012 - $8,050; 2011 - $7,500), cost of goods sold (2012 - $1,908; 2011 - $4,500), and research & development expenses (2012 - $550, 2011 - $0). No stock-based compensation has been capitalized because such amounts would have been immaterial.

There were no stock option grants or cancellations during the quarter ended September 30, 2012.

As of September 30, 2012, the unrecognized compensation costs related to options vesting of $218,458 will be recognized over a period of approximately 1.75 years.

F-6

Information related to the stock options outstanding as of September 30, 2012 is as follows:

Range of Exercise Prices	Number of Shares	Weighted-Average Remaining Contractual Life (years)	Weighted-Average Exercise Price	Exercisable Number of Shares	Exercisable Weighted-Average Exercise Price
$1.20	207,800	9.42	$1.20	32,800	$1.20
$0.55	51,000	9.37	0.55	20,334	0.55
$0.27	40,000	8.79	0.27	20,000	0.27
$1.35	1,200	7.15	1.35	1,200	1.35
$1.25	1,200	6.16	1.25	1,200	1.25
$6.25	1,600	4.16	6.25	1,600	6.25
$7.75	1,200	5.16	7.75	1,200	7.75
$11.50	800	3.16	11.50	800	11.50
$13.75	50,427	3.61	13.75	50,427	13.75
$20.75	37,360	2.71	20.75	37,360	20.75
$0.27–$20.75	392,587	7.90	$4.56	166,921	$9.32

The aggregate intrinsic value of the Company’s “in-the-money” outstanding and exercisable options as of September 30, 2012 was $47,600 and $21,734, respectively.

5.	SALE OF STOCK

On September 28, 2012, the Company closed on agreements with accredited investors (the “Investors”) for the sale and purchase of units consisting of an aggregate of (i) 2,777,795 shares of the Company’s common stock, and (ii) warrants to purchase an aggregate of 1,944,475 shares of common stock, at a per unit price of $0.90. Each unit consisted of one share of common stock and 70% warrant coverage. The warrants have an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, will expire five years from September 28, 2012, and are exercisable in whole or in part, at any time prior to expiration. Certain directors and officers participated in the offering and purchased a total aggregate amount of approximately $80,000 of units in the offering.

The Company received $2.5 million in gross proceeds from the offering. The Company retained Loewen, Ondaatje, McCutcheon USA LTD as the exclusive placement agent for the offering. In addition to the payment of certain cash fees upon closing of the offering, the Company issued a warrant to the placement agent to purchase up to 194,446 shares of common stock on substantially similar terms to the warrants issued in the offering, except that the placement agent warrant has an exercise price of $0.95 per share. The Company anticipates using the net proceeds from the offering to fund start-up costs associated with the previously-announced order for micro endoscopes as well as other recently received orders for new products in addition to working capital needs and for general corporate purposes.

In conjunction with the offering, the Company also entered into a registration rights agreement dated September 28, 2012 with the Investors, whereby it is obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before thirty calendar days after September 28, 2012 to register the resale by the Investors of the 2,777,795 shares of the common stock purchased in the offering, and the 1,944,475 shares of common stock underlying the warrants purchased in the offering. If a registration statement covering the securities is not filed with the SEC prior to the 30th day filing deadline (the “Filing Deadline”), the Company will have to pay an amount equal to 1.0% of the aggregate amount invested by each Investor each month as liquidated damages, subject to certain conditions. The Company is also obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days after the registration statement is filed, or 90 days if the Company receives comments on the registration statement from the SEC. If there is not an effective registration statement in place by the 60th day after the Filing Deadline, or the 90th day after the Filing Deadline if the Company receives comments from the SEC, the Company will have to pay an amount equal to 1.0% of the aggregate amount invested by each Investor each month as liquidated damages, subject to certain conditions. The Company filed the registration statement with the SEC on October 26, 2012, prior to the Filing Deadline.

In conjunction with the offering, certain anti-dilution provisions of the warrants issued in conjunction with the June 25, 2008 financing transaction were triggered. As a result, the number of existing June 25, 2008 warrants increased from 318,621 to 469,831 and the related exercise price of the warrants decreased from $1.74 per share to $1.18 per share. The June 25, 2008 warrants expire on June 25, 2015.

Pursuant to the Tax Reform Act of 1986, the utilization of net operating loss carryforwards and other tax benefits are subject to an annual limitation if a cumulative change of ownership of more than 50% occurs over a three-year period. As a result of the September 2012 private placement of the Company’s common stock, the Company believes it may have triggered significant limitations on the utilization of those tax attributes. The limitations, if triggered, would allow the use of the value of approximately $34,000 of Federal carryforward losses annually for the next twenty years, and the same amount for state purposes for 20 years.

F-7

6.	SALE OF ASSETS

During the quarter ended September 30, 2012 and 2011, respectively, the Company sold equipment that was previously written off for proceeds totaling $1,938 and $2,050, respectively, and recorded a gain of $1,938 and $2,050, respectively, which is included within operating expenses in the accompanying consolidated statements of operations.

7.	SALE OF PATENTS

On July 28, 2011, the Company entered into an asset purchase agreement with Intuitive Surgical Operations, Inc. (“Intuitive Surgical”), in which it received gross proceeds of $2,500,000 (less transaction expenses of  $36,829) in connection with the sale of certain intellectual property. Pursuant to the agreement, the Company agreed to assign to Intuitive Surgical all of its currently issued and non-expired patents and pending patent applications, and Intuitive Surgical agreed to grant back to the Company a royalty-free, worldwide license to the patents in all fields outside of medical robotics, except in certain exceptional circumstances.

In connection with this agreement, the Company recorded a gain on the sale of such intellectual property of $2,276,286 in the quarter ended September 30, 2011.

F-8

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Precision Optics Corporation, Inc.:

We have audited the accompanying consolidated balance sheets of Precision Optics Corporation, Inc. and subsidiaries (the Company) as of June 30, 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Precision Optics Corporation, Inc. and subsidiaries as of June 30, 2012 and 2011 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stowe & Degon LLC

Westborough, Massachusetts

October 1, 2012

F-9

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

Consolidated Balance Sheets at June 30, 2012 and 2011

	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$145,923	$19,556
Accounts receivable (net of allowance for doubtful accounts of $11,446 in 2012 and 2011)	341,900	148,824
Inventories	682,900	666,285
Prepaid expenses	33,719	37,664
Total current assets	1,204,442	872,329
Fixed Assets:
Machinery and equipment	2,355,968	2,355,968
Leasehold improvements	553,596	553,596
Furniture and fixtures	148,303	148,303
Vehicles	19,674	19,674
	3,077,541	3,077,541
Less—Accumulated depreciation and amortization	3,035,584	3,015,315
Net fixed assets	41,957	62,226
Patents, net	–	188,260
	$1,246,399	$1,122,815
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
10% Senior secured convertible notes	$51,250	$780,833
Accounts payable	410,316	709,395
Customer advances	6,387	36,292
Accrued employee compensation	171,205	711,015
Accrued professional services	62,000	54,000
Accrued warranty expense	25,000	25,000
Other accrued liabilities	912	912
Total current liabilities	727,070	2,317,447
Commitments (Note 3)
Stockholders’ Equity (Deficit):
Common stock, $0.01 par value: 50,000,000 shares authorized; 1,251,339 and 971,013 shares issued and outstanding at June 30, 2012 and June 30, 2011, respectively	12,513	9,710
Additional paid-in capital	39,009,215	38,259,029
Accumulated deficit	(38,502,399)	(39,463,371)

Total stockholders’ equity (deficit)	519,329	(1,194,632)
	$1,246,399	$1,122,815

The accompanying notes are an integral part of these consolidated financial statements.

F-10

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

for the Years Ended June 30, 2012 and 2011

	2012	2011
Revenues	$2,152,396	$2,245,137
Cost of Goods Sold	1,594,990	1,493,021
Gross profit	557,406	752,116
Research and Development Expenses, net	664,696	825,033
Selling, General and Administrative Expenses	1,187,665	958,509
Gain on Sale of Assets and Other	(10,226)	(39,518)
Total operating expenses	1,842,135	1,744,024
Operating loss	(1,284,729)	(991,908)
Gain on Sale of Patents	2,276,286	–
Interest Income	535	207
Interest Expense	(30,208)	(60,000)
Income (Loss) before provision for income taxes	961,884	(1,051,701)
Provision for Income Taxes	912	912
Net Income (loss)	$960,972	$(1,052,613)
Income (Loss) Per Share:
Basic	$0.83	$(1.06)
Diluted	$0.78	$(1.06)

Weighted Average Common Shares Outstanding:
Basic	1,163,775	994,777
Diluted	1,275,938	994,777

The accompanying notes are an integral part of these consolidated financial statements.

F-11

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

for the Years Ended June 30, 2012 and 2011

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, July 1, 2010	1,018,411	$10,184	$38,236,325	$(38,410,758)	$(164,249)
Purchase of treasury stock	(47,398)	(474)			(474)
Stock-based compensation	–	–	22,704	–	22,704
Net loss	–	–	–	(1,052,613)	(1,052,613)
Balance, June 30, 2011	971,013	$9,710	$38,259,029	$(39,463,371)	$(1,194,632)
Restricted stock issued to officers and directors	245,326	2,453	672,192		674,645
Stock-based compensation	35,000	350	77,994	–	78,344
Net income	–	–	–	960,972	960,972
Balance, June 30, 2012	1,251,339	$12,513	$39,009,215	$(38,502,399)	$519,329

The accompanying notes are an integral part of these consolidated financial statements.

F-12

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows for the

Years Ended June 30, 2012 and 2011

	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	960,972	$(1,052,613)
Adjustments to reconcile net loss to net cash used in operating activities-
Depreciation and amortization	23,368	57,605
Gain on sale of patents	(2,276,286)	–
Gain on sale of assets	(10,226)	(35,967)
Provision (benefit) for inventory write-down	14,033	(10,363)
Stock-based compensation expense	78,344	22,704
Non-cash interest expense	30,208	60,000
Changes in operating assets and liabilities-
Accounts receivable, net	(193,076)	356,376
Inventories	(30,648)	28,399
Prepaid expenses	3,945	(4,165)
Accounts payable	(129,079)	260,501
Customer advances	(29,905)	(64,776)
Accrued expenses and other	(27,165)	(31,226)
Net cash provided by (used in) in operating activities	(1,585,515)	(413,525)

Cash Flows from Investing Activities:
Net proceeds from sale of patents	2,463,171	–
Proceeds from sale of assets	10,226	35,967
Additional patent costs	(1,724)	(18,452)
Net cash provided by investing activities	2,471,673	17,515

Cash Flows from Financing Activities:
Payment of principal and interest on 10% Senior Convertible Notes	(759,791)	–
Purchase of treasury stock (47,398 shares)	–	(474)
Net cash used in financing activities	(759,791)	(474)
Net increase (decrease) in cash and cash equivalents	126,367	(396,484)
Cash and cash equivalents, beginning of year	19,556	416,040
Cash and cash equivalents, end of year	$145,923	$19,556

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for income taxes	$912	$912

Supplemental Disclosure of Noncash Investing and Financing Activities:
Issuance of common stock to satisfy deferred compensation obligations (245,326 shares)	$674,645	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-13

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)           Nature of Business

Precision Optics Corporation, Inc. (the “Company”) designs, develops, manufactures and sells specialized optical systems and components and optical thin-film coatings. The Company conducts business in one industry segment only and its customers are primarily domestic. The Company’s products and services fall into two principal areas: (i) medical products for use by hospitals and physicians; and (ii) advanced optical system design and development services and products used by industrial customers.

(b)           Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its two wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. All shares and per share data reflect the effects of a 1-for-25 reverse stock split that became effective on December 11, 2008.

(c)           Revenues

The Company recognizes revenue when four basic criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the price to the buyer is fixed and determinable; and (4) collectability is reasonably assured. The Company’s shipping terms are customarily FOB shipping point.

The sales price of products and services sold is fixed and determinable after receipt and acceptance of a customer’s purchase order or properly executed sales contract, typically before any work is performed. Management reviews each customer purchase order or sales contract to determine that the work to be performed is specified and there are no unusual terms and conditions that would raise questions as to whether the sales price is fixed or determinable. The Company assesses credit worthiness of customers based upon prior history with the customer and assessment of financial condition. Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for that portion of accounts receivable considered to be uncollectible, based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified.

The Company’s revenue transactions typically do not contain multiple deliverable elements for future performance obligations to customers, other than a standard one-year warranty on materials and workmanship, the estimated costs for which are provided for at the time revenue is recognized.

Revenues for industrial and medical products sold in the normal course of business are recognized upon shipment when delivery terms are FOB shipping point and all other revenue recognition criteria have been met. Gross shipping charges reimbursable from customers, to deliver product, are insignificant and are included in “Revenues” section of the Consolidated Statement of Operations, while shipping costs are classified in the “Selling, General and Administrative Expenses” section of the Consolidated Statement of Operations.

(d)           Cash and Cash Equivalents

The Company includes in cash equivalents all highly liquid investments with original maturities of three months or less at the time of acquisition. Cash and cash equivalents of $145,923 and $19,556 at June 30, 2012 and 2011, respectively, consist primarily of cash at banks and money market funds. The Company maintains its cash and cash equivalents in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash and cash equivalents.

F-14

(e)           Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and include material, labor and manufacturing overhead. The components of inventories at June 30, 2012 and 2011 are as follows:

	2012	2011
Raw material	$277,392	$271,608
Work-in-progress	289,748	312,097
Finished goods	115,760	82,580
	$682,900	$666,285

The Company provides for estimated obsolescence on unmarketable inventory based upon assumptions about future demand and market conditions. If actual demand and market conditions are less favorable than those projected by management, additional inventory write-downs may be required. Inventory, once written down, is not subsequently written back up, as these adjustments are considered permanent adjustments to the carrying value of the inventory.

During fiscal year 2012, the Company recorded a pre-tax non-cash provision for slow-moving and obsolete inventories of $14,033. During fiscal year 2011, the Company recorded a pre-tax non-cash benefit for slow-moving and obsolete inventories of $10,363.

(f)            Property and Equipment

Property and equipment are recorded at cost. Maintenance and repair items are expensed as incurred. The Company provides for depreciation and amortization by charges to operations, using the straight-line and declining-balance methods, which allocate the cost of property and equipment over the following estimated useful lives:

Asset Classification	Estimated Useful Life
Machinery and equipment	2-7 years
Leasehold improvements	Shorter of lease term or estimated useful life
Furniture and fixtures	5 years
Vehicles	3 years

Depreciation expense was $20,269 and $23,874 for the years ended June 30, 2012 and 2011, respectively.

(g)           Significant Customers and Concentration of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of cash equivalents and trade accounts receivable. The Company places its investments with highly rated financial institutions. The Company has not experienced any losses on these investments to date. At June 30, 2012, receivables from the Company’s two largest customers were 31% and 27% of the total accounts receivable. At June 30, 2011, receivables from the Company’s five largest customers were 26%, 16%, 15%, 14% and 10% of the total accounts receivable. No other customer accounted for more than 10% of the Company’s receivables as of June 30, 2012 and 2011. The Company has not experienced any material losses related to accounts receivable from individual customers. The Company generally does not require collateral or other security as a condition of sale rather relying on credit approval, balance limitation and monitoring procedures to control credit risk of trade account financial instruments. Management believes that allowances for doubtful accounts, which are established based upon review of specific account balances and historical experience, are adequate.

Revenues from the Company’s largest customers, as a percentage of total revenues, were as follows:

	2012	2011
Customer A	34%	22%
Customer B	22	24
Customer C	3	17
All others	41	37
	100%	100%

F-15

No other customer accounted for more than 10% of the Company’s revenues in fiscal years 2012 and 2011.

(h)          Income (Loss) per Share

Basic income (loss) per share is computed by dividing net income or net loss by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share is computed by dividing net income or net loss (adjusted by adding back interest expense on senior convertible notes) by the weighted average number of shares of common stock outstanding during the period, plus the number of potentially dilutive securities outstanding during the period such as stock options and warrants and shares issuable upon conversion of senior convertible notes. For the year ended June 30, 2011, the effect of such securities was antidilutive and not included in the diluted calculation because of the net loss generated in that period.

The following is the calculation of income (loss) per share for the years ended June 30, 2012 and 2011:

	Year Ended June 30
	2012	2011

Net Income (Loss) – Basic	$960,972	$(1,052,613)
Interest Expense on Senior Convertible Notes	30,208	–
Net Income (Loss) – Diluted	$991,180	$(1,052,613)

Basic Weighted Average Shares Outstanding	1,163,775	994,777
Potentially Dilutive Securities	112,114	–
Diluted Weighted Average Shares Outstanding	1,275,889	994,777

Income (Loss) Per Share
Basic	$0.83	$(1.06)
Diluted	$0.78	$(1.06)

The number of shares issuable upon the exercise of outstanding stock options and warrants that were excluded from the computation as their effect was antidilutive was approximately 620,000 and 1,112,000 for the years ended June 30, 2012 and 2011, respectively.

(i)            Stock-Based Compensation

The measurement and recognition of all compensation costs for all stock-based awards made to employees and the Board of Directors are based upon fair value over the requisite service period for awards expected to vest. The Company estimates the fair value of share-based awards on the date of grant using the Black-Scholes option-pricing model. Stock-based compensation costs recognized for the years ended June 30, 2012 and 2011 amounted to $78,344 and $22,704, respectively.

(j)            Patents

Patents are carried at cost less accumulated amortization of $0 and $718,684 at June 30, 2012 and June 30, 2011, respectively. Such costs are amortized using the straight-line method over the shorter of their legal or estimated useful lives, generally five to ten years. Amortization expense was $3,099 and $33,731 for the years ended June 30, 2012 and 2011, respectively.

In July 2011, the Company assigned all of its currently issued and pending patents, as well as new inventions that it conceives before July 28, 2012, to Intuitive Surgical. See Note 8 of Notes to Consolidated Financial Statements.

F-16

(k)           Fair Value of Financial Instruments

Financial instruments consist principally of cash equivalents, accounts receivable, senior secured convertible notes payable, accounts payable, and accrued expenses. The estimated fair value of these financial instruments approximates their carrying value due to their short-term nature.

(l)            Long-Lived Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(m)          Warranty Costs

The Company does not incur future performance obligations in the normal course of business other than providing a standard one-year warranty on materials and workmanship to its customers. The Company provides for estimated warranty costs at the time product revenue is recognized. Warranty costs have been included as a component of cost of goods sold in the accompanying consolidated statements of operations. The following tables summarize warranty reserve activity for the years ended June 30, 2012 and 2011:

	2012	2011
Balance at beginning of period	$25,000	$25,000
Provision for warranty claims	1,321	2,658
Warranty claims incurred	(1,321)	(2,658)
Balance at end of period	$25,000	$25,000

(n)           Research and Development

Research and development expenses are charged to operations as incurred. The Company groups development and prototype costs and related reimbursements in research and development. For the years ended June 30, 2012 and 2011, research and development expense is shown net of reimbursements of $80,023 and $195,676, respectively, in the accompanying statements of operations.

(o)           Comprehensive Income

Comprehensive income or loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owners sources. The Company’s comprehensive loss for the years ended June 30, 2012 and 2011 was equal to its net loss for the same periods.

(p)           Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the likelihood of utilization of existing deferred tax assets, management has considered historical results of operations and the current operating environment.

(q)           Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions about how to allocate resources and assess performance. The Company’s chief decision-maker is its Chief Executive Officer. To date, the Company has viewed its operations and manages its business as principally one segment. For all periods presented, over 90% of the Company’s sales have been to customers in the United States.

F-17

(r)           Use of Estimates

The preparation of financial statements in conformity with accounting standards generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(s)         Recent Accounting Pronouncements

In December 2011, the FASB issued an accounting standard update requiring enhanced disclosure about certain financial instruments and derivative instruments that are offset in the balance sheet or subject to an enforceable master netting arrangement or similar agreement. The disclosure requirement becomes effective retrospectively in the first quarter of the Company's fiscal year ending June 30, 2014. The Company does not expect that the requirement will have an impact on its financial position, results of operations or cash flows as it is disclosure-only in nature.

In September 2011, the FASB issued an accounting standard update intended to simplify testing goodwill for impairment. The amendment allows an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. An entity will no longer be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that the fair value of the reporting unit is less than its carrying amount. The amendment becomes effective for annual and interim goodwill impairment tests performed for the Company's fiscal year ending June 30, 2013, and early adoption is permitted. The Company does not expect that the requirement will have an impact on its financial position, results of operations or cash flows as it is disclosure-only in nature.

(2)          10% SENIOR SECURED CONVERTIBLE NOTES

On June 25, 2008, the Company entered into a Purchase Agreement, as amended on December 11, 2008, with institutional and other accredited investors (the “Investors”) pursuant to which it sold a total of $600,000 of 10% Senior Secured Convertible Notes (the “Notes”) that are convertible at the Investor’s option into a total of 480,000 shares of the Company’s common stock at a conversion rate of $1.25. The Company also issued warrants to purchase a total of 316,800 shares of its common stock at an exercise price of $1.75 per share (the “Warrants”). Interest accrues on the Notes at a rate of 10% per year and is payable in cash upon the earlier of conversion or maturity of the Notes. The original maturity of the Notes was June 25, 2010 and the Warrants expire on June 25, 2015, subject to extension. By mutual agreement with the Company, the Investors amended the Notes on several dates to extend the “Stated Maturity Date” of the Notes. The conversion price of the Notes and the exercise price of the Warrants may be adjusted downward in the event the Company issues shares of common stock or securities convertible into common stock at a price lower than the conversion price of the Notes or exercise price of the Warrants at the time of issuance.

Pursuant to the Purchase Agreement, the Notes and Warrants were not convertible or exercisable until the Company implemented a 1 for 6 reverse stock split, which required the approval of its stockholders. On November 25, 2008, the Company entered into a Side Letter Agreement in which the Investors agreed to change the ratio of the reverse split from 1 for 6 to 1 for 25. On December 11, 2008, the Company effected a 1 for 25 reverse split of its common stock.

Pursuant to a Registration Rights Agreement entered into with the Investors on June 25, 2008, the Company agreed to file a registration statement with the Securities and Exchange Commission by the earlier of (i) two days following the effectiveness of the amendment to implement a reverse stock split, and (ii) December 15, 2008, to register the resale of the common stock issuable upon the conversion of the Notes and the exercise of the Warrants. The Company agreed to keep the registration statement effective until the earlier of (i) the date on which all the securities have been sold, and (ii) the date on which all the securities may be sold without restriction pursuant to Rule 144 of the Securities Act of 1933.

F-18

The Notes contain covenants binding on the Company and certain events of default, including but not limited, to:

●	the failure of the Company to make a scheduled payment;

●	the failure of the Company to make payments in excess of $100,000 on any liability or obligation, or if there is an acceleration of the stated maturity of any liability or obligation in excess of $100,000; or

●	the Company entering bankruptcy.

If an event of default occurs and is uncured within the allowable grace period, if any, the Investors may declare all amounts under the Notes immediately due and payable and may pursue any other available remedies.

On December 15, 2011, the Company repaid Special Situations Fund III QP, L.P. a principal repayment of $275,000 and accrued interest of $95,486, for a total payment of $370,486. On December 15, 2011, the Company repaid Special Situations Private Equity Fund, L.P. a principal repayment of $275,000 and accrued interest of $95,486, for a total payment of $370,486. The Notes held by Special Situations Fund III QP, L.P. and Special Situations Private Equity Fund, L.P. have been satisfied in full and the obligations thereunder have been terminated.

On March 31, 2012, the remaining Investor, Arnold Schumsky, further amended his remaining Note to extend the “Stated Maturity Date” of the principal to July 31, 2012 and to modify the Note such that all accrued and unpaid interest on the Note up to and including March 31, 2012 shall be due on or before April 13, 2012, on the condition that the Company issue to him a warrant for 5,000 shares of common stock with an exercise price of $1.20 per share and a term of three years. On April 13, 2012, the Company repaid Mr. Schumsky a payment of the accrued interest of $18,819, and such payment included all accrued and unpaid interest on the Note up to and including March 31, 2012. On May 8, 2012, the Company issued Mr. Schumsky the warrant according to the terms described in the amended Note. On July 31, 2012, Mr. Schumsky further amended his remaining Note to extend the “Stated Maturity Date” of the principal to August 31, 2012. On August 31, 2012, Mr. Schumsky further amended his remaining Note to extend the “Stated Maturity Date” of the principal to September 30, 2012

The 10% Senior Secured Convertible Notes consist of the following:

	June 30, 2012	June 30, 2011
10% Senior Secured Convertible Notes issued on June 25, 2008, convertible into common stock at $1.25 per share, bearing interest at 10% per annum. Outstanding principal and accrued interest are due at maturity, September 30, 2012	$50,000	$600,000
Accrued interest—10% coupon due on September 30, 2012	1,250	180,833

	$51,250	$780,833

On September 28, 2012, the Company repaid Mr. Schumsky the outstanding and accrued interest of $2,500 due under his Note and such payment satisfied its obligations in regards to the accrued interest due on the Note in full. On that same date, Mr. Schumsky presented the outstanding principal balance of the Note to the Company and agreed to exchange the $50,000 principal balance of his Note for participation in the Company’s September 2012 financing transaction (as described in further detail in Note 9, Subsequent Event) and was awarded units consisting of 55,555 shares of common stock and 38,889 warrants upon the same terms as the units sold in the September 2012 financing transaction. Accordingly, the Note held by Mr. Schumsky has been satisfied in full and the obligations thereunder have been terminated.

F-19

(3)           COMMITMENTS

(a)           Related Party Transactions

The Company leases one of its facilities from a corporation owned by an officer-director-shareholder of the Company. The Company is currently a tenant-at-will, paying rent of $9,000 per month. Total rent expense paid or accrued to related parties was $108,000 in each of fiscal years 2012 and 2011, and is included in the accompanying consolidated statements of operations.

The Company incurred fees to two directors totaling $20,000 and $25,000 in fiscal years 2012 and 2011, respectively, for consulting services.

(b)           Operating Lease Commitments

The Company has entered into operating leases for its office space and equipment that expire at various dates through fiscal year 2014. Total future minimum rental payments under all non-cancelable operating leases are $31,353 in fiscal year 2013 and $388 in the fiscal years thereafter.

Rent expense on operating leases, excluding the related party rent described above, was $45,896 and $46,335 for the years ended June 30, 2012 and 2011, respectively.

(4)           STOCKHOLDERS’ EQUITY

(a)           Stock Options

Stock-based compensation costs recognized during the year ended June 30, 2012 and 2011 amounted to $78,344 and $22,704, respectively, and were included in the accompanying consolidated statements of operations in: selling, general and administrative expenses (2012 — $64,910; 2011 — $10,000), cost of goods sold (2012 — $11,234; 2011 — $12,704), and research and development expenses, net (2012 — $2,200; 2011 — $0). No compensation has been capitalized because such amounts would have been immaterial. There was no net income tax benefit recognized related to such compensation for the years ended June 30, 2012 or 2011, as the Company is currently in a loss position. There were 298,800 stock options granted (net) during the year ended June 30, 2012 and no stock options granted during the year ended June 30, 2011.

As of June 30, 2012, the unrecognized compensation costs related to options vesting in the future is $228,966. The Company uses the Black-Scholes option-pricing model as the most appropriate method for determining the estimated fair value for the stock awards. The Black-Scholes method of valuation requires several assumptions: (1) the expected term of the stock award; (2) the expected future stock volatility over the expected term; and (3) risk-free interest rate. The expected term represents the expected period of time the Company believes the options will be outstanding based on historical information. Estimates of expected future stock price volatility are based on the historic volatility of the Company’s common stock and the risk free interest rate is based on the U.S. Zero-Bond rate. The Company utilizes a forfeiture rate based on an analysis of the Company’s actual experience. The fair value of options at date of grant was estimated with the following assumptions for options granted in fiscal 2012:

Year Ended
June 30, 2012
Assumptions:
Option life	5.3 years
Risk-free interest rate	3.00%
Stock volatility	480%
Dividend yield	0
Weighted average fair value of grants	$1.07

F-20

Stock Option and Other Compensation Plans:

The type of share-based payments currently utilized by the Company is stock options.

The Company has various stock option and other compensation plans for directors, officers, and employees. The Company has the following stock option plans outstanding as of June 30, 2012: the Precision Optics Corporation, Inc. 2011 Equity Incentive Plan (the “2011 Plan”); the Precision Optics Corporation, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), and the Precision Optics Corporation, Inc. Amended and Restated 1997 Incentive Plan (the “1997 Plan”). Vesting periods under the 2011 Plan, the 2006 Plan, and the 1997 Plan are at the discretion of the Board of Directors and typically average three to five years. Options under these Plans are granted at fair market value on the date of grant and have a term of ten years from the date of grant.

The 2011 Plan, which provides eligible participants (certain employees, directors, consultants, etc.) the opportunity to receive a broad variety of equity based and cash awards. Options granted vest and are exercisable for periods determined by the Board of Directors, not to exceed 10 years from the date of grant. A total of 325,000 shares of common stock, including shares rolled forward from the 1997 Plan, have been reserved for issuance under the 2011 Plan. At June 30, 2012, a total of 207,800 stock options are outstanding and 117,200 shares of common stock were available for future grants under the 2011 Plan.

The 2006 Plan, which provides eligible participants (certain employees, directors, consultants, etc.) the opportunity to receive a broad variety of equity based and cash awards. Options granted vest and are exercisable for periods determined by the Board of Directors, not to exceed 10 years from the date of grant. A total of 139,898 shares of common stock, including shares rolled forward from the 1997 Plan, have been reserved for issuance under the 2006 Plan. At June 30, 2012, a total of 96,200 stock options are outstanding and 43,698 shares of common stock were available for future grants under the 2006 Plan.

The 1997 Plan provided eligible participants (certain employees, directors, consultants, etc.) the opportunity to receive a broad variety of equity based and cash awards. Options granted vested and were exercisable for periods determined by the Board of Directors, not to exceed 10 years from the date of grant. Options for a total of 88,938 shares of common stock were outstanding at June 30, 2012 under the 1997 Plan, as amended and restated in fiscal year 2006. Prior to the adoption of the 2006 Plan, 9,000 stock options were granted in fiscal year 2007 under the 1997 Plan. Upon the adoption of the 2006 Plan, no new awards were granted under the 1997 Plan. No shares are available for future grants under the 1997 Plan.

The following tables summarize stock option activity for the two years ended June 30, 2012:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Life
Outstanding at July 1, 2010	94,378	$15.98	5.49 years
Cancellations	(240)	13.75
Outstanding at June 30, 2011	94,138	$15.97	4.50 years
Grants	506,600	0.27-1.20
Cancellations	(208,151)	0.55-13.75
Outstanding at June 30, 2012	392,587	$4.56	8.15 years

Information related to the stock options outstanding as of June 30, 2012 is as follows:

Range of Exercise Prices	Number of Shares	Weighted-Average Remaining Contractual Life (years)	Weighted-Average Exercise Price	Exercisable Number of Shares	Exercisable Weighted-Average Exercise Price
$1.20	207,800	9.68	$1.20	32,800	$1.20
$0.55	51,000	9.62	0.55	20,334	0.55
$0.27	40,000	9.04	0.27	13,333	0.27
$1.35	1,200	7.41	1.35	1,200	1.35
$1.25	1,200	6.41	1.25	1,200	1.25
$6.25	1,600	4.42	6.25	1,600	6.25
$7.75	1,200	5.41	7.75	1,200	7.75
$11.50	800	3.42	11.50	800	11.50
$13.75	50,427	3.86	13.75	50,427	13.75
$20.75	37,360	2.96	20.75	37,360	20.75
$0.27–$20.75	392,587	8.15	$4.56	160,254	$9.38

F-21

The aggregate intrinsic value of the Company’s “in-the-money” outstanding and exercisable options as of June 30, 2012 and 2011 was $145,410 and $0, respectively.

(b)           Warrants

On June 25, 2008, the Company entered into a Purchase Agreement, as amended on December 11, 2008, with institutional and other accredited investors pursuant to which it sold a total of $600,000 of 10% Senior Secured Convertible Notes (the “Notes”) that are convertible at the investor’s option into a total of 480,000 shares of the Company’s common stock at a conversion rate of $1.25. On March 31, 2012, the remaining Investor, Arnold Schumsky, further amended his remaining Note to extend the “Stated Maturity Date” of the principal to July 31, 2012 and to modify the Note such that all accrued and unpaid interest on the Note up to and including March 31, 2012 shall be due on or before April 13, 2012, on the condition that the Company issue to him a warrant for 5,000 shares of common stock with an exercise price of $1.20 per share and a term of three years. On April 13, 2012, the Company repaid Mr. Schumsky a payment of the accrued interest of $18,819, and such payment included all accrued and unpaid interest on the Note up to and including March 31, 2012. On May 8, 2012, the Company issued Mr. Schumsky the warrant according to the terms described in the amended Note.

During the quarter ended December 31, 2010, the Company issued warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share to several consultants to the Company. The warrants are exercisable beginning six months after December 16, 2010 (the issue date) and expire on December 16, 2013. The Black-Scholes option pricing model was used to calculate the fair value of the warrants, which was estimated to be $0.10 per share, or $10,000 in total. The expense associated with issuing the warrants was recognized ratably over the six-month vesting period. A non-cash charge of $10,000 was recorded in “Selling, General and Administrative Expenses” in the year ended June 30, 2011 in the accompanying Consolidated Statements of Operations.

In conjunction with the sale of the Notes on June 25, 2008 mentioned above, the Company issued warrants to purchase an aggregate of 316,800 shares of common stock at an exercise price of $1.75 per share.  In conjunction with the issuance of warrants to purchase 100,000 shares of common stock in December 2010, certain anti-dilution provisions of the existing warrants were triggered. As a result, the number of existing warrants was increased from 316,800 to 318,621 and the related exercise price was decreased from $1.75 per share to $1.74 per share. In conjunction with the issuance of warrants to purchase 1,944,475 shares of common stock in September 2012, certain anti-dilution provisions of the existing warrants were triggered. As a result, the number of existing warrants was increased from 318,621 to 469,831 and the related exercise price was decreased from $1.74 per share to $1.18 per share. These warrants expire on June 25, 2015.

In February 2007, the Company completed a private placement with institutional and other accredited investors pursuant to which it sold an aggregate of 400,000 shares of common stock, at a price of $6.25 per share and warrants to purchase an aggregate of 400,000 shares of common stock at an exercise price of $8.00 per share. In conjunction with the issuance by the Company of the Notes and warrants on June 25, 2008 and the issuance of warrants to purchase 100,000 shares of common stock in December 2010, certain anti-dilution provisions of the existing warrants were triggered. As a result, the number of existing warrants was increased from 400,000 to 599,254 and the related exercise price was decreased from $8.00 per share to $5.34 per share. These warrants expired on February 1, 2012.

(c)            Restricted Stock

On December 3, 2010, Richard Forkey, who at the time of the agreement served as the Company’s Chief Executive Officer, agreed to reduce his annual salary to $100,000 per year, none of which would be deferred, and reduce his vacation accrual by $43,011, at his new rate of pay, to $10,000.  He also entered into an agreement on December 3, 2010, as amended on October 14, 2011, to convert all $474,646 of his previously deferred salary into 172,599 shares of the Company’s common stock. One-eighth of the shares vested on January 1, 2012, and one-eighth will vest on the first day of each quarter thereafter, commencing on April 1, 2012, until the shares are fully vested.

F-22

On December 3, 2010, Joseph Forkey, who at the time of the agreement served as the Company’s Chief Scientific Officer and currently serves as the Company’s Chief Executive Officer, agreed to reduce his vacation accrual by $4,824, at his current rate of pay, to $10,000.  Joseph Forkey’s salary will remain the same at $120,000 and none of it will be deferred. He also entered into an agreement on December 3, 2010, as amended on October 14, 2011, to convert all $29,999 of his previously deferred salary into 10,909 shares of the Company’s common stock. One-eighth of the shares vested on January 1, 2012, and one-eighth will vest on the first day of each quarter thereafter, commencing on April 1, 2012, until the shares are fully vested.

On December 3, 2010, the Company agreed with Joel Pitlor, one of the Company’s directors, to terminate his consulting agreement with the Company. The Company also agreed on December 3, 2010, as amended on October 14, 2011, to convert all $170,000 of the previously deferred consulting compensation owed to Mr. Pitlor into 61,818 shares of the Company’s common stock. One-eighth of the shares vested on January 1, 2012, and one-eighth will vest on the first day of each quarter thereafter, commencing on April 1, 2012, until the shares are fully vested.  Mr. Pitlor will remain as a director of the Company.

The shares referenced above totaling 245,326 shares of the Company’s common stock were issued in October 2011 pursuant to the Company’s 2011 Deferred Compensation Plan. The shares were registered under the Company’s registration statement on Form S-8 filed October 14, 2011.

The following table indicates the effects on the Company’s consolidated balance sheet upon the issuance of restricted stock in settlement of liabilities for deferred compensation and professional services, as indicated above:

Increase (Decrease)
Accrued Employee Compensation	$(504,645)
Accounts Payable	$(170,000)
Total Current Liabilities	$(674,645)
Total Stockholders’ Equity (Deficit)	$674,645

(5)            INCOME TAXES

We have identified our federal tax return and our state tax return in Massachusetts as “major” tax jurisdictions. The periods subject to examination for our federal and state income tax returns are the years ended in 2009 and thereafter. We believe our income tax filing positions and deductions will be sustained on audit and we do not anticipate any adjustments that would result in a material change to our financial position. Therefore, no liabilities for uncertain income tax positions have been recorded.

The provision for income taxes in the accompanying consolidated statements of operations consists of the minimum statutory state income tax liability of $912 and $912 for the years ended June 30, 2012 and 2011, respectively.

A reconciliation of the federal statutory rate to the Company’s effective tax rate for the two years ended June 30 is as follows:

	2012	2011
Income tax expense (benefit) at federal statutory rate	34.0%	(34.0%)
Increase (decrease) in tax resulting from:
State taxes, net of federal benefit	6.3	(6.3)
Change in valuation allowance	(94.3)	46.1
Nondeductible items	1.7	1.0
Prior-year tax adjustments	48.8	1.5
Other	3.6	(8.2)
Effective tax rate	0.1%	0.1%

F-23

The components of deferred tax assets and liabilities at June 30, 2012 and 2011 are approximately as follows:

	2012	2011
Deferred tax assets:
Net operating loss carry forwards	$1,913,000	$2,735,000
Tax credit carry forwards	362,000	347,000
Reserves and accruals not yet deducted for tax purposes	451,000	549,000
Total deferred tax assets	2,726,000	3,631,000
Valuation allowance	(2,726,000)	(3,631,000)
Net deferred tax asset	$–	$–

The Company has provided a valuation allowance to reduce the net deferred tax asset to an amount the Company believes is “more likely than not” to be realized. The valuation allowance decreased in fiscal 2012 by approximately $905,000. The decrease in the valuation allowance was due primarily to adjustments to net operating loss carryforwards of prior years and utilization of loss carryforwards to offset taxable income in fiscal year 2012.

At June 30, 2012, the Company had federal and state net operating loss carry forwards of approximately $4,200,000 and $2,200,000, respectively, which will, if not used, expire at various dates from 2013 through 2031. In addition, the Company had net operating loss carry forwards from its Hong Kong operations of approximately $1,900,000, which carry forward indefinitely.

(6)            PROFIT SHARING PLAN

The Company has a defined contribution 401(k) profit sharing plan. Employer profit sharing and matching contributions to the plan are discretionary. No employer profit sharing or matching contributions were made to the plan in fiscal years 2012 and 2011.

(7)            SALE OF ASSETS

In fiscal year 2012, the Company sold equipment that was previously written off for proceeds totaling $10,226 and recorded a gain of $10,226.  In fiscal year 2011, the Company sold equipment that was previously written off for proceeds totaling $35,967 and recorded a gain of $35,967. These gains are included within operating expenses in the accompanying consolidated statements of operations.

(8)           SALE OF PATENTS

On July 28, 2011, the Company entered into an asset purchase agreement with Intuitive Surgical Operations, Inc. (“Intuitive Surgical”), in which it received gross proceeds of $2,500,000 (less transaction expenses of  $36,829) in connection with the sale of certain intellectual property. Pursuant to the agreement, the Company agreed to assign to Intuitive Surgical all of its currently issued and non-expired patents and pending patent applications, and Intuitive Surgical agreed to grant back to the Company a royalty-free, worldwide license to the patents in all fields outside of medical robotics, except in certain exceptional circumstances.

In connection with this agreement, the Company recorded a gain on the sale of such intellectual property of $2,276,286 in the quarter ended September 30, 2011.

F-24

(9)            SUBSEQUENT EVENT

On September 28, 2012, the Company closed on agreements with accredited investors (the “Investors”) for the sale and purchase of units consisting of an aggregate of (i) 2,777,795 shares of the Company’s common stock, and (ii) warrants to purchase an aggregate of 1,944,475 shares of common stock, at a per unit price of $0.90. Each unit consisted of one share of common stock and 70% warrant coverage. The warrants have an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, will expire five years from September 28, 2012, and are exercisable in whole or in part, at any time prior to expiration. Certain directors and officers participated in the offering and purchased a total aggregate amount of approximately $80,000 of units in the offering.

The Company received $2.5 million in gross proceeds from the offering. The Company retained Loewen, Ondaatje, McCutcheon USA LTD as the exclusive placement agent for the offering. In addition to the payment of certain cash fees upon closing of the offering, the Company issued a warrant to the placement agent to purchase up to 194,446 shares of common stock on substantially similar terms to the warrants issued in the offering, except that the placement agent warrant has an exercise price of $0.95 per share. The Company anticipates using the net proceeds from the offering to fund start-up costs associated with the previously-announced order for micro endoscopes as well as other recently received orders for new products in addition to working capital needs and for general corporate purposes.

In conjunction with the offering, the Company also entered into a registration rights agreement dated September 28, 2012 with the Investors, whereby it is obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before thirty calendar days after September 28, 2012 to register the resale by the Investors of the 2,777,795 shares of the common stock purchased in the offering, and the 1,944,475 shares of common stock underlying the warrants purchased in the offering. If a registration statement covering the securities is not filed with the SEC prior to the 30th day filing deadline (the “Filing Deadline”), the Company will have to pay an amount equal to 1.0% of the aggregate amount invested by each Investor each month as liquidated damages, subject to certain conditions. The Company is also obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days after the registration statement is filed, or 90 days if the Company receives comments on the registration statement from the SEC. If there is not an effective registration statement in place by the 60th day after the Filing Deadline, or the 90th day after the Filing Deadline if the Company receives comments from the SEC, the Company will have to pay an amount equal to 1.0% of the aggregate amount invested by each Investor each month as liquidated damages, subject to certain conditions.

Pursuant to the Tax Reform Act of 1986, the utilization of net operating loss carryforwards and other tax benefits are subject to an annual limitation if a cumulative change of ownership of more than 50% occurs over a three-year period. As a result of the September 2012 private placement of the Company’s common stock, the Company believes it may have triggered significant limitations on the utilization of those tax attributes. The limitations, if triggered, would allow the use of the value of approximately $34,000 of Federal carryforward losses annually for the next twenty years, and the same amount for state purposes for 20 years.

F-25

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto, and other financial information included elsewhere in this prospectus and our Annual Report on Form 10-K, including our audited consolidated financial statements for the year ended June 30, 2012 included in our Annual Report, as filed with the Securities and Exchange Commission on October 15, 2012 and amended on October 26, 2012 to furnish Exhibit 101 to the Form 10-K, which contains the XBRL (eXtensible Business Reporting Language) Interactive Data File for the financial statements and notes included thereto. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains descriptions of our expectations regarding future trends affecting our business. The following discussion sets forth certain factors we believe could cause actual results to differ materially from those contemplated by the forward-looking statements.

Overview

We have been a developer and manufacturer of advanced optical instruments since 1982. Today, the vast majority of our business is the design and manufacture of high-quality medical devices and approximately 10% of our business is design and manufacture of military and industrial products. Our medical instrumentation line includes traditional endoscopes and endocouplers as well as other custom imaging and illumination products for use in minimally invasive surgical procedures. Much of our recent development efforts have been targeted at the development of next generation endoscopes. For the last ten years, we have funded internal research and development programs to develop next generation capabilities for designing and manufacturing 3D endoscopes and very small Microprecision™ lenses, anticipating future requirements as the surgical community continues to demand smaller and more enhanced imaging systems for minimally invasive surgery. Our unique proprietary technology in these areas, combined with recent developments in the areas of 3D displays and millimeter sized image sensors, has allowed us to begin commercialization of these technologies. We believe that new products based on these technologies provide enhanced imaging for existing surgical procedures and can enable development of many new procedures. While we have continued to provide custom optics solutions to our medical device company customers, we simultaneously focused significant development efforts on further advancement of proprietary technology for 3D endoscopy and Microprecision™ optical components and micro medical camera assemblies.

We are registered to the ISO 9001:2008 and ISO 13485:2003 Quality Standards and comply with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE marking of our medical products. Our internet website is www.poci.com. Information on our website is not intended to be integrated into this prospectus.

The areas in which we do business are highly competitive and include both foreign and domestic competitors. Many of our competitors are larger and have substantially greater resources than we do. Furthermore, other domestic or foreign companies, some with greater financial resources than we have, may seek to produce products or services that compete with ours. We routinely outsource specialized production efforts as required to obtain the most cost effective production. Over the years, we have achieved extensive experience with other optical specialists worldwide.

Since the 1990s, we have maintained a Hong Kong subsidiary to support business and quality control activities as required throughout Asia. We believe that the cost savings from such production are essential to our ability to compete on a price basis in the medical products area in particular and to our profitability in general.

We believe that competition for sales of our medical products and services, which have been principally sold to original equipment manufacturer, or OEM, customers, is based on performance and other technical features, as well as other factors, such as scheduling and reliability, in addition to competitive price.

We believe that our future success depends to a large degree on our ability to continue to conceive and to develop new optical products and services to enhance the performance characteristics and methods of manufacture of existing products. Accordingly, we expect to continue to seek to obtain product-related design and development contracts with customers and to selectively invest our own funds on research and development, particularly in the areas of Microprecision™ optics, micro medical cameras and 3D endoscopes.

Critical Accounting Policies and Estimates

Our critical accounting policies are set forth in the Notes to our Financial Statements contained in our Annual Report on Form 10-K for the year ended June 30, 2012 filed with the Securities and Exchange Commission on October 15, 2012 and amended on October 26, 2012 to furnish Exhibit 101 to the Form 10-K, which contains the XBRL (eXtensible Business Reporting Language) Interactive Data File for the financial statements and notes included thereto.

Liquidity and Capital Resources

In July 2011, we received $2.5 million in connection with an asset purchase agreement with Intuitive Surgical Operations, Inc. This influx of capital allowed us to retire a substantial portion of outstanding long term debt and to satisfy operating cash requirements through September 2012.

On September 28, 2012, we closed on agreements with accredited investors (the “Investors”) for the sale and purchase of units consisting of an aggregate of (i) 2,777,795 shares of our common stock, and (ii) warrants to purchase an aggregate of 1,944,475 shares of common stock, at a per unit price of $0.90. Each unit consisted of one share of common stock and 70% warrant coverage. The warrants have an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, will expire five years from September 28, 2012, and are exercisable in whole or in part, at any time prior to expiration. We received $2.5 million in gross proceeds from the offering. Certain directors and officers participated in the offering and purchased a total aggregate amount of approximately $80,000 of units in the offering.

23

  In conjunction with the offering, we also entered into a registration rights agreement dated September 28, 2012 with the Investors, whereby we are obligated to file a registration statement with the Securities and Exchange Commission on or before thirty calendar days after September 28, 2012 to register the resale by the Investors of the 2,777,795 shares of the common stock purchased in the offering, and the 1,944,475 shares of common stock underlying the warrants purchased in the offering. If a registration statement covering the securities is not filed with the SEC prior to the 30th day filing deadline (the “Filing Deadline”), we will have to pay an amount equal to 1.0% of the aggregate amount invested by each Investor each month as liquidated damages, subject to certain conditions. We are also obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days after the registration statement is filed, or 90 days if we receive comments on the registration statement from the SEC. If there is not an effective registration statement in place by the 60th day after the Filing Deadline, or the 90th day after the Filing Deadline if we receive comments from the SEC, we will have to pay an amount equal to 1.0% of the aggregate amount invested by each Investor each month as liquidated damages, subject to certain conditions. We filed the registration statement with the SEC on October 26, 2012, prior to the Filing Deadline.

We intend to build upon recent successes in operational results, technology development and new product introductions. We believe the following technology areas continue to represent significant opportunities for future sales growth:

•	Microprecision™ optical elements and micro medical camera assemblies with sizes on the order of 1 mm and smaller, that enable the introduction of imaging capabilities in locations in the body previously inaccessible; and
•	next generation handheld 3D endoscopes that provide high definition 3D images for use in minimally invasive surgery.

We compete in a highly technical, very competitive and in most cases, price driven segment of the medical instrument marketplace where products can take years to develop and introduce to distributors and end users. Furthermore, research and development, manufacturing, marketing and distribution activities are strictly regulated by the FDA, ISO and other regulatory bodies that, while intended to enhance the ultimate quality and functionality of products produced, can contribute to the significant cost and time needed to maintain existing products and develop and introduce product enhancements and new product innovations.

We have traditionally funded working capital needs through product sales, management of working capital components of our business, and by cash received from public and private offerings of our common stock, warrants to purchase shares of our common stock and convertible notes. We have incurred quarter to quarter operating losses during our efforts to develop current products including Microprecision™ optical elements, micro medical camera assemblies and 3D endoscopes. Our management expects that such operating losses will continue until sales increase to breakeven and profitable levels. Our management also believes that the opportunities represented by these products have the potential to generate sales increases to achieve breakeven and profitable results.

Comparison of Quarters Ended September 30, 2012 and 2011

During the quarter ended September 30, 2012, we incurred a net loss from operations of $356,844 and used cash in operating activities of $228,126. As of September 30, 2012, cash and cash equivalents were $2,337,694, accounts receivable were $298,621, and current liabilities were $984,227.

Capital equipment expenditures during the first quarter of fiscal year 2013 and fiscal year 2012 were $0. Future capital equipment expenditures will be dependent upon future sales and success of on-going research and development efforts.

Contractual cash commitments for the fiscal years subsequent to September 30, 2012 are summarized as follows:

	2013	2014	Thereafter	Total
Operating Leases	$28,914	$9,176	$2,134	$40,224

We have contractual cash commitments related to open purchase orders for fiscal year 2013 of approximately $119,000.

Comparison of Fiscal Years Ended June 30, 2012 and 2011

We have sustained recurring net operating losses for several years. During the year ended June 30, 2012, we incurred a net loss from operations of $1,284,729 and used cash in operations of $1,585,515. For the quarter ended June 30, 2012, cash used for operating activities was $270,069, and our operating loss for the quarter was $218,294. As of June 30, 2012, cash and cash equivalents were $145,923, accounts receivable were $341,900, and current liabilities were $705,522.

Capital equipment expenditures during fiscal year 2012 and 2011 were $0. Future capital equipment expenditures will be dependent upon future sales and success of on-going research and development efforts.

Contractual cash commitments for the fiscal years subsequent to June 30, 2012 are summarized as follows:

	2013	2014	Thereafter	Total
Operating Leases	$31,353	$2,910	$–	$34,263
Principal & Interest (1)	51,250	–	–	51,250
Totals	$82,603	$2,910	$–	$85,513

(1)	This amount may be reduced to the extent the holder of the Senior Secured Convertible Notes elects to convert the principal on the Notes into our common stock.

We have contractual cash commitments related to open purchase orders for fiscal year 2013 of approximately $74,000.

24

Results of Operations

Comparison of Quarters Ended September 30, 2012 and 2011

Our total revenues for the quarter ended September 30, 2012, the first quarter of our fiscal year 2013, were $563,398, as compared to $504,749 for the same period in the prior year, an increase of $58,649, or 11.6%. The increase in revenues for the quarter ended September 30, 2012 was primarily due to higher unit volume sales of the advanced surgical visualization system used in spinal surgery, including deliveries of a new extension of the product line, partially offset by lower sales of micro optics, endoscopes and endocouplers.

Revenues from our largest customers, as a percentage of our total revenues, for the quarters ended September 30, 2012 and 2011, were as follows:

	2012	2011
Customer A	54%	14%
Customer B	21	32
All Others	25	54
	100%	100%

No other customer accounted for more than 10% of our revenues during those quarters.

Gross profit for the quarter ended September 30, 2012 was $129,473, as compared to $139,294 for the same period in the prior year, which reflects a decrease of $9,821. Gross profit for the quarter ended September 30, 2012 as a percentage of our revenues was 23.0%, a decrease from the gross profit percentage of 27.6% for the same period in the prior year. The decrease in our gross profit percentage was due primarily to higher consulting expenses, less favorable product mix and certain nonrecurring manufacturing startup expenses related to the introduction of new products in the quarter ended September 30, 2012 compared to the same period in the prior year. Our quarterly gross profit and gross profit percentage depend on a number of factors, including overall sales volume and mix of products sold among others, and therefore vary from quarter to quarter.

Research and development expenses were $207,291 for the quarter ended September 30, 2012, compared to $151,190 for the same period in the prior year, an increase of $56,101, or 37.1%. The increase in the quarter ended September 30, 2012 compared to same period in the prior year was primarily due to higher labor and materials costs incurred on product development activities. Quarterly research and development expenses depend on our assessment of new product opportunities and available resources. Research and development expenses were net of reimbursement of related costs of $17,252 and $15,378 during the quarters ended September 30, 2012 and 2011, respectively.

Selling, general and administrative expenses were $280,964 for the quarter ended September 30, 2012, compared to $253,356 for the same period in the prior year, an increase of $27,608, or 10.9%. The increase in the quarter ended September 30, 2012 compared to the same period in the prior year was primarily due to higher consulting and insurance expenses.

The gain on sale of patents of $2,276,286 reflected in the quarter ended September 30, 2011 represents the gain on the sale of certain intellectual property to Intuitive Surgical Operations, Inc. in July 2011.

No income tax provision was recorded in the first quarter of fiscal year 2012 because of the availability of loss carryforwards to offset taxable income in fiscal year 2012.

Comparison of Fiscal Years Ended June 30, 2012 and 2011

Total revenues for fiscal year 2012 were $2,152,396, a decrease of $92,741, or 4.1%, from fiscal year 2011 revenues of $2,245,137. The decrease in revenues was due to lower unit volume sales of micro optics and lower unit volume sales of the advanced surgical visualization system used in spinal surgery, partially offset by higher sales of endoscopes. The reduction in unit volume sales was accompanied by decreases in average product prices totaling approximately $25,000.

25

Revenues from our largest customers, as a percentage of total revenues, were as follows:

	2012	2011
Customer A	34%	22%
Customer B	22	24
Customer C	3	17
All others	41	37
	100%	100%

No other customer accounted for more than 10% of our revenues in fiscal years 2012 and 2011.

Gross profit for fiscal year 2012 of $557,406 reflected a decrease of $194,710 compared to fiscal year 2011 gross profit of $752,116. Gross profit as a percentage of revenues decreased from 33.5% in fiscal year 2011 to 25.9% in fiscal year 2012. The decrease in our gross profit percentage was due primarily to lower overall unit sales volume, unfavorable product mix, and by higher provisions for slow-moving and obsolete inventories in fiscal year 2012 compared to fiscal year 2011.

Research and development expenses, net were $664,696 for fiscal year 2012 compared to $825,033 for fiscal year 2011. The decrease of $160,337, or 19.4%, was due primarily to lower spending on research and development related efforts, partially offset by lower reimbursements of related costs from customers, which decreased by $115,653, or 59.1%, in fiscal year 2012 compared to fiscal year 2011. Research and development expenses depend on our assessment of new product opportunities and available resources. Research and development expenses were net of reimbursement of related costs of $80,023 during fiscal year 2012 and $195,676 during fiscal year 2011.

Selling, general and administrative expenses increased by $229,156, or 23.9%, to $1,187,665 for fiscal year 2012 compared to $958,509 for fiscal year 2011. The increase was primarily due to a reduction in the accrued vacation liabilities for certain officers in connection with the settlement of deferred compensation liabilities recorded in fiscal year 2011, higher legal and accounting expenses, and higher noncash stock compensation expenses primarily recorded in the quarter ended March 31, 2012.

The gain on sale of patents of $2,276,286 in fiscal year 2012 reflects gross proceeds of $2,500,000 (less transaction expenses of $36,829 and book value of patents of $186,885) in connection with the sale of certain intellectual property to Intuitive Surgical Operations, Inc. in July 2011.

The gain on sale of assets and other in fiscal years 2012 and 2011 of $10,226 and $39,518, respectively, represents primarily the sale of previously written off assets for proceeds of $10,226 and $39,518, respectively.

Interest expense decreased by $29,792 during fiscal year 2012 to $30,208 compared to the fiscal year 2011 total of $60,000. The decrease was due to a partial repayment of $740,972 of the 10% Senior Convertible Notes in December 2011.

The income tax provisions in fiscal years 2012 and 2011 represent the minimum statutory state income tax liability.

Known Trends and Uncertainties That May Affect Future Results

During fiscal year 2010 after implementing a number of changes to reduce cash usage and increase sales and profitability, our cash flow was positive for the first time in many years. In fiscal year 2011, the major focus of our senior management shifted to finding a long-term solution to our obligations under the 10% Senior Secured Convertible Notes which initially became due just before the beginning of fiscal year 2011. While we continued to work during fiscal year 2011 to advance product development and sales and marketing efforts, the requirement to find a solution for the Notes while simultaneously continuing operations of our Company with limited capital resources resulted in an overall reduction in sales volume and delay of business plans. With the consummation of an asset purchase agreement with Intuitive Surgical in July 2011, we received sufficient cash to retire the Notes, and to provide working capital for our Company. On September 28, 2012, we received $2.5 million in connection with the private placement of stock and warrants, which we anticipate will be used for working capital purposes and for the development of new products.

For the quarter ended September 30, 2012, revenues from our largest customer were 54% of total sales. This percentage increase resulted in part from a significant increase in sales to this customer compared to the quarter ended September 30, 2011. The concentration of sales to certain significant customers may fluctuate depending on factors such as the magnitude and the timing of receipt and fulfillment of customer orders, and may vary significantly from quarter to quarter.

Due to the introductory stage of many of our new products and the unpredictable timing of orders from customers, it is difficult to predict with certainty the detailed rate of future revenue growth. However, during the last 12 months, we have received significant new orders for a number of new products including an approximate $1 million order for small endoscopes and an approximate $250,000 order for micro medical camera assemblies, both of which rely on our Microprecision™ lens technology. Also, we expect that current discussions with existing and new potential customers could lead to increases in our revenues. To continue to support orders for new products as well as ongoing and future discussions, we intend to continue to develop and commercialize new products and technical innovations, in particular:

•	new components and instruments utilizing our patented Microprecision™ lens technology for optical components and micro medical camera assemblies with sizes on the order of 1 mm and smaller; and
•	new handheld 3D endoscopes for use in minimally invasive surgery.

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Over the past few years, we have implemented significant changes in new product and technology development by shifting the emphasis of research and development efforts from developing underlying technologies to commercializing the applications of these new technologies. These efforts have already been realized to some degree in the area of Microprecision™ lenses with ongoing shipments now in place and with shipments against new orders already received for micro medical camera assemblies expected to begin during fiscal year 2013. Recent initiatives in the area of Microprecision™ lenses address specific customer opportunities in different medical and military applications.

We have developed and manufactured prototypes of a new 3D endoscope with high definition quality imaging and 10 mm diameter for use in general laparoscopic surgery. This next generation 3D endoscope has been evaluated by a number of medical professionals and has been received enthusiastically. We believe that with the advent of commercially available high quality flat panel 3D displays, hand-held 3D endoscopy represents an opportunity for sales growth for our Company.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with our independent registered public accounting firm in regards to accounting and financial disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this Item.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Set forth below is certain information with respect to the individuals who are our directors and executive officers as of June 30, 2012.

Name	Age	Position(s) or Office(s) Held
Joseph N. Forkey	44	Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer
Jack P. Dreimiller	64	Senior Vice President and Chief Financial Officer
Donald A. Major	51	Executive Vice President for Corporate Development and Director
Richard E. Forkey	72	Director and Advisor to the Chief Executive Officer
Richard B. Miles	69	Director
Joel R. Pitlor	74	Director

Board Composition. Our Board of Directors is divided into three classes that are as nearly equal in number as possible, with each class serving for a staggered term of office. Only one class is elected each year. Each director serves a three year term and until his or her successor has been duly elected and qualified. Our Board currently consists of five directors. Our Class I director is Richard E. Forkey. Our Class II directors are Joel R. Pitlor and Donald A. Major. Our Class III directors are Joseph N. Forkey and Richard Miles.

Biographies and Qualifications of Our Executive Officers and Directors. The biographies of our executive officers and directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the individual should be serving as an executive officer and/or director of our Company are as follows:

Dr. Joseph N. Forkey

 Dr. Joseph N. Forkey, son of Richard E. Forkey, has served as Chairman of our Board of Directors, Chief Executive Officer, President and Treasurer since February 8, 2011. Dr. Forkey has been a director of our Company since 2006. He served as our Executive Vice President and Chief Scientific Officer from April 2006 to February 2011 and held the position of our Chief Scientist from September 2003 to April 2006. Since joining us, he has been involved in general technical and management activities of our Company, as well as investigations of opportunities that leverage our newly developed technologies. Dr. Forkey holds B.A. degrees in Mathematics and Physics from Cornell University, and a Ph.D. in Mechanical and Aerospace Engineering from Princeton University. Prior to joining us, Dr. Forkey spent seven years at the University of Pennsylvania Medical School as a postdoctoral fellow and research staff member. Dr. Forkey is a valuable member of our Board due to his depth of scientific, operating, strategic, transactional, and senior management experience in our industry. Additionally, Dr. Forkey has held positions of increasing responsibility at our Company and holds an intimate knowledge of our Company due to his longevity in the industry and with us.

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Jack P. Dreimiller

Mr. Jack P. Dreimiller has served as our Senior Vice President, Finance and Chief Financial Officer since August 15, 2008. Prior to that time, he served as our Senior Vice President, Finance and Chief Financial Officer from April 1992 until June 2005, and as an independent consultant to our Company from June 2005 to December 2005. Since June 2005, he has served as an independent consultant serving various roles as financial/accounting executive, including interim Chief Financial Officer, for a number of companies. Mr. Dreimiller is a Certified Public Accountant (inactive) and holds a BS in Business Administration from the University of Buffalo. He has over twenty-five years’ experience in various senior financial management positions, including audit and consulting experience with an international accounting firm, and Controller and VP Finance experience with both small firms and multi-national corporations.

Donald A. Major

Effective February 9, 2012, our Board of Directors appointed Mr. Donald A. Major as our Executive Vice President for Corporate Development, in addition to his ongoing role as a member of our Board of Directors. He has served as a member of our Board since 2005. Mr. Major is co-founder & Chief Manager of Window2Decor, LLC, a start-up e-commerce retailer of window coverings and complimentary home accent products, and has been employed as an independent consultant since October 2007, providing companies with interim management, turnaround, restructuring and reorganization services as well as sourcing services for a private equity firm. From October 2006 to May 2007, he served as Vice President of Corporate Development of Advanced Duplication Services LLC. From February 2002 to late 2008, Mr. Major served as Vice President and Treasurer of Anderson Entertainment, LLC (formerly Digital Excellence LLC), which was owned by a private equity firm and sold to Advanced Duplication Services LLC. He earned his B.A. in Accounting in 1984 from Michigan State University. He is a Certified Public Accountant (inactive) and has experience in the field of public accounting and in financial officer positions in publicly held and start-up medical device companies. Mr. Major is a valuable member of our Board due to his depth of operating, financial, accounting, management, and corporate efficiency experience.

Richard E. Forkey

Effective February 8, 2011, Mr. Richard E. Forkey resigned as Chief Executive Officer, President, and Treasurer of our Company. He had served in that position since he founded our Company in 1982. Mr. Forkey remains a director of our Company, as he has since our inception in 1982, and also holds the executive position of Advisor to the Chief Executive Officer. Mr. Forkey is a valuable member of our Board due to his depth of operating, strategic, commercial, and senior management experience in our industry and his intimate knowledge of our Company as he was our original founder and served as our Chief Executive Officer for nearly thirty years.

Richard B. Miles

Professor Richard B. Miles has been a member of the faculty at Princeton University since 1972, and serves as the Director of the Applied Physics Group in Princeton University’s Mechanical and Aerospace Engineering Department. Professor Miles is a valuable member of our Board due to his depth of scientific experience and familiarity with the field of our technologies, the academic community, and the latest developments in science and technology.

Joel R. Pitlor

Mr. Joel R. Pitlor has, since 1979, served as president of J.R. Pitlor, a management consulting firm which he founded that provides strategic business planning for executive officers. Mr. Pitlor has provided business planning consultation to us since 1983. Mr. Pitlor is a valuable member of our Board due to his depth of operating, strategic, financial planning, and management experience. Additionally, Mr. Pitlor has a detailed knowledge of the history of our Company having advised senior management for over 25 years.

Other Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any director or executive officer.

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 EXECUTIVE COMPENSATION

Executive and Director Compensation

Summary Compensation

The following table sets forth all compensation for the last two completed fiscal years ended June 30, 2012 and 2011 awarded to, earned by, or paid to our Principal Executive Officer and our most highly compensated employee, referred to herein as the “Named Executive Officers.” No other executive officer earned over $100,000 in the last completed fiscal year.

Summary Compensation Table for the Fiscal Years Ended June 30, 2012 and 2011

Name and Principal Position (a)	Year June 30, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f) (1)	All other compensation ($) (i)	Total ($) (j)
Joseph N. Forkey (2)	2012	120,000	0	(3)	180,000	0	300,000
Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer	2011	120,000	0	(3)	0	0	120,000
Richard G. Cyr	2012	112,300	1,000	0	10,800	0	124,100
Optical Shop Manager	2011	114,018	500	0	0	0	114,518

(1)	Represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 4(a) to our audited consolidated financial statements for the year ended June 30, 2012 set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 15, 2012 and amended on October 26, 2012 to furnish Exhibit 101 to the Form 10-K, which contains the XBRL (eXtensible Business Reporting Language) Interactive Data File for the financial statements and notes included thereto. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officers during the fiscal year ended June 30, 2012 or 2011.

(2)	Effective February 8, 2011, Dr. Joseph N. Forkey was appointed to serve as our Chief Executive Officer and Chairman of the Board of Directors. Dr. Forkey served as our Executive Vice President and Chief Scientific Officer from April 2006 to February 2011.

(3)	Based upon a compensation arrangement approved by the Board of Directors on April 15, 2008, Dr. Forkey agreed to defer a portion of his salary. On December 3, 2010, we executed a compensation agreement where we agreed to pay Dr. Forkey $29,999, representing all deferred salary due to Dr. Forkey as of the date of the agreement. On October 14, 2011, we amended the compensation agreement to extend the deadline by which we were required to issue the shares of common stock. In return for Dr. Forkey’s consent to forgive the deferred salary owed to him by us, we issued him 10,909 shares of our restricted common stock in October 2011. The aggregate grant date fair value of the stock was reflected in the respective fiscal years it was earned by Dr. Forkey even though it was received by Dr. Forkey in FY 2012.

Employment Contracts and Termination of Employment Arrangements

We have no employment contracts, other than the compensation agreement disclosed above, in place with any Named Executive Officer. We have no compensatory plan or arrangement with respect to any Named Executive Officer where such plan or arrangement will result in payments to such Named Executive Officer upon or following his resignation, or other termination of employment with us and our subsidiaries, or as a result of a change-in-control of our Company or a change in the Named Executive Officers’ responsibilities following a change-in-control.

Repricing of Certain Director and Officer Option Grants

On February 9, 2012, our Board of Directors granted options to purchase common stock to our directors and officers. Following our Company’s longstanding policy and consistent with the terms of our qualified stock option plans, the options were granted with an exercise price set at the price of our common stock at the close of business on the grant date.

After the Board approved these grants, but before the market closed on February 9, 2012, a trade occurred in our common stock resulting in a closing stock price of $0.55, which was significantly lower than recent historical and subsequent market prices, and lower than originally anticipated by the Board of Directors in regards to the stock option grants.

In order to recover the original intent of the Board of Directors, each of our directors and officers to whom options were granted on February 9, 2012 agreed to cancel the options granted on that day and to accept an equal number of replacement options granted on March 2, 2012, with an exercise price of $1.20, which was the closing stock price on the replacement grant date.

As a result, on March 2, 2012, the Board granted the following options:

•	7,600 options to Richard Miles, for his service on our Board of Directors;
•	7,600 options to Joel Pitlor, for his service on our Board of Directors;
•	27,600 options to Donald A. Major, consisting of 20,000 options as compensation for services provided to us, and 7,600 options for his prior service on our Board of Directors;
•	150,000 options to Dr. Joseph N. Forkey, as compensation for services provided to us; and
•	15,000 options to Jack P. Dreimiller, as compensation for services provided to us.

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Outstanding Equity Awards at Fiscal Year-End Table for the Fiscal Year Ended June 30, 2012

The following table shows grants of options outstanding on June 30, 2012, the last day of our fiscal year, to each of the Named Executive Officers named in the Summary Compensation Table.

	Option Awards
Name (a)	Number of securities underlying unexercised options exercisable (#) (b)	Number of securities underlying unexercised options unexercisable (#) (c)	Option exercise price ($) (e)	Option expiration date (f)
Joseph N. Forkey	600	0	13.75	05/09/2016
	11,208	0	13.75	06/13/2015
	22,416	0	20.75	06/13/2015
	0	150,000 (1)	1.20	03/02/2022

Richard G. Cyr	10,200	0	13.75	05/09/2016
	13,333	26,667	0.27	07/14/2021

(1)	Options with an expiration date of March 2, 2022 begin to vest 25,000 shares per quarter beginning January 1, 2013.

Profit Sharing and 401(k) Plan

We have a defined contribution 401(k) profit sharing plan. Employer profit sharing and matching contributions to the plan are discretionary. No employer profit sharing contributions were made to the plan in fiscal years 2012 and 2011. No employer matching contributions were made to the plan in fiscal years 2012 and 2011.

Director Compensation

The following table sets forth cash amounts and the value of other compensation paid to our directors, but does include the compensation of Dr. Joseph N. Forkey, our Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer, as his compensation is reflected in the Summary Compensation Table.

Director Compensation Table for the Fiscal Year Ended June 30, 2012

Name of Director (a)	Fees earned or paid in cash ($) (b) (1)	Stock awards ($) (c)	Option awards ($) (d) (2)	All other compensation ($) (g)	Total ($) (h)
Richard E. Forkey (3)	(1)	(4)	0	55,597 (5)	55,597 (5)
Donald A. Major (6)	5,750 (7)	5,000 (8)	33,120 (9)	42,283 (10)	86,153
Richard B. Miles (11)	1,750	0	9,120	0	10,870
Joel R. Pitlor (12)	1,000	0	9,120	0	10,120

(1)

Under our director compensation plan, each director receives $250 per board or committee meeting that the director attends. We also reimburse our directors for travel expenses. As Dr. Joseph N. Forkey and Mr. Richard E. Forkey are employees, the Board determined that Dr. Forkey and Mr. Forkey would not earn any fees related to service on our Board of Directors.

(2)	Represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 4(a) to our audited consolidated financial statements for the year ended June 30, 2012 set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 15, 2012 and amended on October 26, 2012 to furnish Exhibit 101 to the Form 10-K, which contains the XBRL (eXtensible Business Reporting Language) Interactive Data File for the financial statements and notes included thereto. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended June 30, 2012.

(3)	Mr. Richard E. Forkey holds the executive position of Advisor to the Chief Executive Officer, in addition to his continued service as a member of our Board of Directors. Mr. Forkey served as our Chief Executive Officer until February 8, 2011.

(4)	Based upon a compensation arrangement approved by the Board of Directors on April 15, 2008, Mr. Forkey agreed to defer a portion of his salary. On December 3, 2010, we executed a compensation agreement where we agreed to pay Mr. Forkey $474,646, representing all deferred salary due to Mr. Forkey as of the date of the agreement. On October 14, 2011, we amended the compensation agreement to extend the deadline by which we were required to issue the shares of common stock. In return for Mr. Forkey’s consent to forgive the deferred salary owed to him by us, we issued him 172,599 shares of our restricted common stock. The aggregate grant date fair value of the stock was reflected in the respective fiscal years it was earned by Mr. Forkey, even though it was received by Mr. Forkey in FY 2012.

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(5)	Mr. Forkey’s FY 2012 compensation consisted of: a) $36,488, earned as salary compensation for his services in the executive position of Advisor to the Chief Executive Officer, and b) $19,109, which represents the value of premiums for a life insurance and disability insurance policy we paid on Mr. Forkey’s behalf. On July 25, 2012, our Board of Directors approved an arrangement with Mr. Forkey, whereby a payment of $40,000 will be made to Mr. Forkey in exchange for canceling Mr. Forkey’s life insurance policy, on which we had been paying the policy premiums. Such payment will be reflected in Mr. Forkey’s FY 2013 compensation.

(6)	Mr. Donald A. Major was appointed to serve as our Executive Vice President for Corporate Development on February 9, 2012, in addition to his continued service as a member of our Board of Directors.

(7)	Mr. Major received the standard compensation set forth under our director compensation plan paid to directors of our Board of Directors for their services, and also received additional compensation of $500 per month for his services as Chair of the Audit Committee. Therefore, in total, Mr. Major received $5,750 for his services as a director and in his capacity as Chair of the Audit Committee.

(8)	Mr. Major received $5,000 in restricted stock as compensation for consulting services provided to us prior to his appointment as an executive officer of our Company in February 2012.

(9)	On March 2, 2012, we granted Mr. Major an aggregate of 27,600 options, consisting of options to purchase 7,600 shares of our common stock with an exercise price of $1.20 as prior compensation for service on our Board and options to purchase 20,000 shares of our common stock with an exercise price of $1.20 as compensation for services provided to us.

(10)	Mr. Major’s FY 2012 compensation also consisted of: a) $26,606, earned as compensation for consulting services provided to us prior to his appointment as an executive officer of our Company in February 2012, and b) $15,677, earned as salary compensation for his role as Executive Vice President for Corporate Development of our Company beginning in February 2012.

(11)	For the fiscal year ended June 30, 2012, Mr. Miles earned $1,750 for his services as a director. On March 2, 2012, we granted Mr. Miles options to purchase 7,600 shares of our common stock with an exercise price of $1.20 as prior compensation for service on our Board.

(12)	For the fiscal year ended June 30, 2012, Mr. Pitlor earned $1,000 for his services as a director. On March 2, 2012, we granted Mr. Pitlor options to purchase 7,600 shares of our common stock with an exercise price of $1.20 as prior compensation for service on our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information regarding our common stock owned as of the close of business on October 4, 2012 by the following persons: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our directors who beneficially owns our common stock, (iii) each of our Named Executive Officers who beneficially own our common stock and (iv) all executive officers and directors, as a group, who beneficially own our common stock. The information on beneficial ownership in the table and footnotes thereto is based upon data furnished to us by, or on behalf of, the persons listed in the table.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 4, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

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Stockholders Known by Us to Own Over 5% of Our Common Stock

	Amount of beneficial ownership (1)			Percent of
Name and Address of Beneficial Owner	Shares Owned	Shares – Rights to Acquire	Total Number	Shares Beneficially Owned (2)
Austin W. Marxe (3) c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, NY 10022	931,113	858,661	1,789,774	36.6%
David M. Greenhouse (4) c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, NY 10022	931,113	858,457	1,789,570	36.6%
Arnold Schumsky (5) 145 East 27th Street New York, New York 10016	120,430	89,886	210,316	5.1%
MHW Partners, L.P. (6) 150 East 52nd St. New York, New York 10022	222,223	155,557	377,780	9.0%
DAFNA Capital Management LLC (7) 10990 Wilshire Blvd. Los Angeles, CA 90024	388,889	272,223	661,112	15.4%
Alpha Capital Anstalt (8) 150 Central Park South New York, New York 10019	277,778	194,445	472,223	11.2%

(1)	Represents shares with respect to which each beneficial owner listed has or will have, upon acquisition of such shares upon exercise or conversion of options, warrants, conversion privileges or other rights exercisable within sixty days, sole voting and investment power. Amounts listed have been adjusted, if necessary, to reflect a 1-for-25 reverse split, effective December 11, 2008. For the purposes of this table, we have not assumed the limitations on exercise set forth in certain warrants, which limit the number of shares of common stock that the holder, together with all other shares of common stock beneficially owned by such person, does not exceed 4.999% of the total outstanding shares of common stock.

(2)	As of October 4, 2012, there were 4,029,134 shares of our common stock issued and outstanding. Percentages are calculated on the basis of the amount of issued and outstanding common stock plus, for each person or group, any securities that such person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3)

We relied, in part, on a Schedule 13D/A jointly filed with the SEC on October 9, 2012 by Austin W. Marxe and David M. Greenhouse for this information.

Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM Investment Company also serves as the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III QP, L.P. Messrs. Marxe and Greenhouse are also members of MG Advisers L.L.C., the general partner of Special Situations Private Equity Fund, L.P. AWM Investment Company serves as the investment adviser to Special Situations Fund III QP and Special Situations Private Equity Fund.

Special Situations Cayman Fund owns 1 share of common stock. Special Situations Fund III QP owns 771,112 shares of common stock, 3,630,000 warrants to purchase 572,979 shares of common stock plus warrants to purchase an additional 70,139 shares of common stock as a result of an anti-dilution feature in the warrants. Special Situations Private Equity Fund owns 160,000 shares of common stock, 3,630,000 warrants to purchase 145,200 shares of common stock plus warrants to purchase an additional 70,139 shares of common stock as a result of an anti-dilution feature in the warrants. Messrs. Marxe and Greenhouse share the power to vote and direct the disposition of all shares of common stock owned by Special Situations Cayman Fund, Special Situations Fund III QP, and Special Situations Private Equity Fund.

Messrs. Marxe and Greenhouse are deemed to beneficially own a total of 931,113 shares of common stock, 7,260,000 warrants to purchase 718,179 shares of common stock plus warrants to purchase an additional 140,278 shares of common stock as a result of an anti-dilution feature in the warrants. However, the aggregate number of shares of common stock into which 427,779 warrants of the total warrants held by Special Situations Fund III QP are exercisable, and which Messrs. Marxe and Greenhouse have the right to acquire beneficial ownership, is limited to the number of shares of common stock that, together with all other shares of common stock beneficially owned by Messrs. Marxe and Greenhouse, does not exceed 4.999% of the total outstanding shares of common stock. Accordingly, 427,779 warrants are not currently exercisable into common stock until the actual shares of common stock held by Messrs. Marxe and Greenhouse is less than 4.999% of the total outstanding shares of common stock. Special Situations Fund III QP may waive this 4.999% restriction with 61 days notice to us.

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Mr. Marxe additionally holds an additional 204 shares of common stock that may be acquired by Mr. Marxe as an individual upon the exercise of outstanding stock options.

(4)

We relied, in part, on a Schedule 13D/A jointly filed with the SEC on October 9, 2012 by Austin W. Marxe and David M. Greenhouse for this information.

Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM Investment Company also serves as the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III QP, L.P. Messrs. Marxe and Greenhouse are also members of MG Advisers L.L.C., the general partner of Special Situations Private Equity Fund, L.P. AWM Investment Company serves as the investment adviser to Special Situations Fund III QP and Special Situations Private Equity Fund.

Special Situations Cayman Fund owns 1 share of common stock. Special Situations Fund III QP owns 771,112 shares of common stock, 3,630,000 warrants to purchase 572,979 shares of common stock plus warrants to purchase an additional 70,139 shares of common stock as a result of an anti-dilution feature in the warrants. Special Situations Private Equity Fund owns 160,000 shares of common stock, 3,630,000 warrants to purchase 145,200 shares of common stock plus warrants to purchase an additional 70,139 shares of common stock as a result of an anti-dilution feature in the warrants. Messrs. Marxe and Greenhouse share the power to vote and direct the disposition of all shares of common stock owned by Special Situations Cayman Fund, Special Situations Fund III QP, and Special Situations Private Equity Fund.

Messrs. Marxe and Greenhouse are deemed to beneficially own a total of 931,113 shares of common stock, 7,260,000 warrants to purchase 718,179 shares of common stock plus warrants to purchase an additional 140,278 shares of common stock as a result of an anti-dilution feature in the warrants. However, the aggregate number of shares of common stock into which 427,779 warrants of the total warrants held by Special Situations Fund III QP are exercisable, and which Messrs. Marxe and Greenhouse have the right to acquire beneficial ownership, is limited to the number of shares of common stock that, together with all other shares of common stock beneficially owned by Messrs. Marxe and Greenhouse, does not exceed 4.999% of the total outstanding shares of common stock. Accordingly, 427,779 warrants are not currently exercisable into common stock until the actual shares of common stock held by Messrs. Marxe and Greenhouse is less than 4.999% of the total outstanding shares of common stock. Special Situations Fund III QP may waive this 4.999% restriction with 61 days' notice to us.

(5)	We relied, in part, on a Schedule 13D filed with the SEC on June 6, 2007 by Arnold Schumsky for this information. Mr. Schumsky beneficially owns a total of 210,316 shares of common stock. His ownership consists of (i) 120,430 shares of common stock owned of record by Mr. Schumsky, and (ii) 89,886 shares that may be acquired upon the exercise of outstanding warrants which are immediately exercisable. However, the aggregate number of shares of common stock into which 58,334 warrants of the total warrants held by Mr. Schumsky are exercisable, and which Mr. Schumsky has the right to acquire beneficial ownership, is limited to the number of shares of common stock that, together with all other shares of common stock beneficially owned by Mr. Schumsky, does not exceed 4.999% of the total outstanding shares of common stock. Accordingly, 58,334 warrants are not currently exercisable into common stock until the actual shares of common stock held by Mr. Schumsky is less than 4.999% of the total outstanding shares of common stock. Mr. Schumsky may waive this 4.999% restriction with 61 days notice to us.

(6)	MHW Partners, L.P. beneficially owns 222,223 shares of common stock, and 155,557 shares that may be acquired upon the exercise of outstanding warrants. However, the aggregate number of shares of common stock into which such warrants are exercisable, and which MHW Partners, L.P. has the right to acquire beneficial ownership, is limited to the number of shares of common stock that, together with all other shares of common stock beneficially owned by MHW Partners, L.P., does not exceed 4.999% of the total outstanding shares of common stock. Accordingly, such warrants are not currently exercisable into common stock until the actual shares of common stock held by MHW Partners, L.P. is less than 4.999% of the total outstanding shares of common stock. MHW Partners, L.P. may waive this 4.999% restriction with 61 days notice to us. Peter Woodward is the managing member and general partner of MHW Partners, L.P. and in such capacity, Mr. Woodward holds the power to vote and direct the disposition of all shares of common stock owned by MHW Partners, L.P.

(7)	DAFNA Capital Management beneficially owns 388,889 shares of common stock, in the aggregate. DAFNA Capital Management holds common stock purchase warrants exercisable into 272,223 shares of common stock, in the aggregate. DAFNA LifeScience Market Neutral, Ltd. owns 77,778 shares of common stock and 54,445 shares that be acquired upon the exercise of outstanding warrants. DAFNA LifeScience Select, Ltd. owns 200,000 shares of common stock and 140,000 shares that be acquired upon the exercise of outstanding warrants. DAFNA LifeScience, Ltd. owns 111,111 shares of common stock and 77,778 shares that be acquired upon the exercise of outstanding warrants. However, the aggregate number of shares of common stock into which such warrants are exercisable, and which DAFNA Capital Management has the right to acquire beneficial ownership, is limited to the number of shares of common stock that, together with all other shares of common stock beneficially owned by DAFNA Capital Management, does not exceed 4.999% of the total outstanding shares of common stock. Accordingly, such warrants are not currently exercisable into common stock until the actual shares of common stock held by DAFNA Capital Management is less than 4.999% of the total outstanding shares of common stock. DAFNA LifeScience Market Neutral, DAFNA LifeScience Select, and DAFNA LifeScience may waive this 4.999% restriction with 61 days notice to us. Nathan Fischel, in his capacity as managing member of DAFNA Capital Management, may be deemed to beneficially own the securities owned by DAFNA LifeScience Market Neutral, DAFNA LifeScience Select, and DAFNA LifeScience.
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(8)	Alpha Capital Anstalt beneficially owns 277,778 shares of common stock and 194,445 shares that may be acquired upon the exercise of outstanding warrants. However, the aggregate number of shares of common stock into which such warrants are exercisable, and which Alpha Capital Anstalt has the right to acquire beneficial ownership, is limited to the number of shares of common stock that, together with all other shares of common stock beneficially owned by Alpha Capital Anstalt, does not exceed 4.999% of the total outstanding shares of common stock. Accordingly, such warrants are not currently exercisable into common stock until the actual shares of common stock held by Alpha Capital Anstalt is less than 4.999% of the total outstanding shares of common stock. Alpha Capital Anstalt may waive this 4.999% restriction with 61 days notice to us.

Officers and Directors

		Amount of beneficial ownership (2)			Percent of
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares Owned	Shares – Rights to Acquire	Total Number	Shares Beneficially Owned (3)
Joseph N. Forkey (4)	Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer	33,620	49,781	83,401	2.0%
Jack P. Dreimiller (5)	Senior Vice President and Chief Financial Officer	583	5,000	5,583	*
Donald A. Major (6)	Executive Vice President for Corporate Development and Director	35,778	44,445	80,223	2.0%
Richard E. Forkey (7)	Advisor to the Chief Executive Officer and Director	212,993	49,333	262,326	6.4%
Richard B. Miles (8)	Director	15,112	17,379	32,491	*
Joel R. Pitlor (9)	Director	195,395	9,978	205,373	5.1%
Richard Cyr (10)	Optical Shop Manager	0	23,533	23,533	*
All directors and executive officers as a group (7 persons)		493,481	199,449	692,930	16.4%

_________________

* Percentage of shares beneficially owned does not exceed one percent of issued and outstanding shares of stock.

(1)	Unless otherwise stated, the address of each beneficial owners listed on the table is c/o Precision Optics Corporation, Inc., 22 East Broadway, Gardner, MA 01440.

(2)	Represents shares with respect to which each beneficial owner listed has or will have, upon acquisition of such shares upon exercise or conversion of options, warrants, conversion privileges or other rights exercisable within sixty days, sole voting and investment power. Amounts listed have been adjusted, if necessary, to reflect a 1-for-25 reverse split, effective December 11, 2008.

(3)	As of October 4, 2012, we had 4,029,134 shares of our common stock issued and outstanding. Percentages are calculated on the basis of the amount of issued and outstanding common stock plus, for each person or group, any securities that such person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(4)	Dr. Forkey is Chairman of our Board of Directors and serves as our Chief Executive Officer, President and Treasurer. Dr. Forkey beneficially owns 49,781 shares of common stock which may be acquired within 60 days of October 4, 2012 upon the exercise of outstanding stock options and warrants. Dr. Forkey also beneficially owns 33,620 shares of common stock through joint ownership with his wife, Heather C. Forkey, with whom he shares voting and dispositive control.

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(5)	Mr. Dreimiller is our Senior Vice President and Chief Financial Officer. Mr. Dreimiller beneficially owns 583 shares of common stock and 5,000 shares of common stock which may be acquired within 60 days of October 4, 2012 upon the exercise of outstanding stock options.

(6)	Mr. Major is our Executive Vice President for Corporate Development and a member of our Board of Directors. Mr. Major beneficially owns 35,778 shares of common stock and 44,445 shares of common stock which may be acquired within 60 days of October 4, 2012 upon the exercise of outstanding stock options and warrants.

(7)	Mr. Forkey holds the executive position of Advisor to the Chief Executive Officer and is a member of our Board of Directors. He also served as our Chief Executive Officer until February 8, 2011. Mr. Forkey beneficially owns 212,993 shares of common stock and 49,333 shares of common stock which may be acquired within 60 days of October 4, 2012 upon the exercise of outstanding stock options and warrants.

(8)	Mr. Miles is a member of our Board of Directors. Mr. Miles beneficially owns 15,112 shares of common stock and 17,379 shares of common stock which may be acquired within 60 days of October 4, 2012 upon the exercise of outstanding stock options.

(9)	Mr. Pitlor is a member of our Board of Directors. Mr. Pitlor beneficially owns 195,395 shares of common stock, and 9,978 shares which may be acquired within 60 days of October 4, 2012 upon the exercise of outstanding stock options.

(10)	Mr. Cyr is our Optical Shop Manager and is considered a “named executive officer” as defined in Item 402(a)(3) of Regulation S-K for the purposes of this filing. Mr. Cyr beneficially owns 23,533 shares of common stock which may be acquired within 60 days of October 4, 2012 upon the exercise of outstanding stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease our main facility in Gardner, Massachusetts from Equity Assets, Inc., a company wholly-owned by Mr. Richard E. Forkey, our current director and former President, Chief Executive Officer, and Treasurer. We are currently a tenant-at-will, paying rent of $9,000 per month, or an aggregate of $108,000 per year, for each of fiscal years 2012 and 2011.

On July 13, 2011, Dr. Joseph N. Forkey, our Chief Executive Officer, loaned us $10,000 for working capital and payroll expenses. The loan was non-interest bearing, payable on demand, and repaid in full on August 2, 2011.

On September 28, 2012, we closed on agreements with investors for the sale and purchase of units consisting of an aggregate of (i) 2,777,795 shares of our common stock, and (ii) warrants to purchase an aggregate of 1,944,475 shares of common stock, at a per unit price of $0.90. Each unit consisted of one share of common stock and 70% warrant coverage. The warrants have an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, will expire five years from September 28, 2012, and are exercisable in whole or in part, at any time prior to expiration. We received $2.5 million in gross proceeds from the offering.

Certain of our directors and officers participated in the offering on the same terms as the other investors and purchased a total aggregate amount of approximately $80,000 of units in the offering, in such amounts as follows:

Name of Purchaser	Company Affiliation	Securities Purchased in Offering		Unit Price	Subscription Amount
		Shares of Common Stock	Warrants
Forkey, Richard E.	Director	27,778	19,445	$0.90	$25,000.20
Joseph N. Forkey and Heather C. Forkey JTTEN	Chairman of the Board, Chief Executive Officer, President, and Treasurer	22,223	15,557	$0.90	$20,000.70
Major, Donald A.	Executive Vice President for Corporate Development and Director	27,778	19,445	$0.90	$25,000.20
Miles, Richard	Director	11,112	7,779	$0.90	$10,000.80

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DIRECTOR INDEPENDENCE

During the fiscal year ended June 30, 2012, the Board of Directors has made the determination that Mr. Richard B. Miles and Mr. Joel R. Pitlor are “independent” as defined under the standards of independence set forth in the NASDAQ Listing Rules and the rules under the Securities Exchange Act of 1934.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by the law firm of Trombly Business Law, P.C., Newton, Massachusetts. Ms. Trombly, the principal of Trombly Business Law, P.C., will not receive a direct or indirect interest in our Company and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our Company. Nor does Ms. Trombly have any contingent based agreement with us or any other interest in or connection to us.

EXPERTS

The June 30, 2012 and 2011 financial statements included in this prospectus have been audited by Stowe & Degon LLC, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Stowe & Degon LLC, has no direct or indirect interest in us, nor were they a promoter or underwriter.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the issuance and distribution of the securities registered under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission’s registration fee.

Amount to be paid

Approximate SEC registration fee	$891.10
Transfer agent fees	$2,000.00
Accounting fees and expenses	$1,800.00
Legal fees and expenses	$25,000.00
Miscellaneous (including EDGAR filing fees)	$2,308.90

Total	$32,000.00

We will pay all expenses of the offering listed above from cash on hand. No portion of these expenses will be borne by the selling stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are organized under the laws of the Commonwealth of Massachusetts. Our officers and directors are indemnified as provided by the Massachusetts Business Corporation Act as set forth in Chapter 156D of the General Laws of Massachusetts, our Articles of Organization, as amended, and our Bylaws.

Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may, in its articles of organization, eliminate or limit a director’s personal liability to the corporation for monetary damages for breaches of fiduciary duty, except in circumstances involving (1) a breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) improper distributions, and (4) transactions from which the director derived an improper personal benefit.

Section 8.52 of the MBCA provides that we must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of our Company against reasonable expenses incurred by him in connection with the proceeding.

In addition, under Section 8.51 of the MBCA, we may indemnify a director against liability incurred in a proceeding if:

(1) (i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of our Company or that his conduct was at least not opposed to the best interests of our Company; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2) he engaged in conduct for which he shall not be liable as provided in our Articles of Organization, as amended, which may limit personal liability of a director as provided in the General Laws of Massachusetts.

The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 8.51 of the MBCA.

Section 8.56 of the MBCA permits a corporation to indemnify an officer (1) under those circumstances in which the corporation would be allowed to indemnify a director and (2) if such officer is not a director of the corporation, to such further extent as the corporation chooses provided that the liability does not arise out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 of the MBCA further requires that a corporation indemnify an officer who was wholly successful on the merits or otherwise in the defense of any proceeding to which such officer was a party because he was a director of the corporation.

Prior to the final disposition of a proceeding involving a director or officer, Sections 8.53 and 8.56 of the MBCA allow us to pay for or reimburse reasonable expenses. As a condition, the director or officer must deliver a written undertaking to repay the funds if the individual is determined not to have met the relevant standard of conduct, which determination is made in the same manner as the determination of whether an individual is entitled to indemnification. This undertaking may be accepted without security and without regard to the individual’s financial ability to make repayment. Another condition to advancement of expenses is that the individual submit a written affirmation of his or her good faith that he or she has met the standard of conduct necessary for indemnification (or that the matter involved conduct for which liability has been eliminated pursuant to the charter exculpation provision referred to above). Furthermore, Section 8.54 of the MBCA provides that a court may direct a corporation to indemnify a director or officer under certain circumstances.

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Section 8.58 of the MBCA allows a corporation to obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification to a director or officer or to advance funds or reimburse expenses. Such a commitment may be made in the corporation’s articles of organization or bylaws or in a resolution adopted or a contract approved by the board of directors or the shareholders.

Under Section 8.51(b) of the MBCA, a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation. Unless ordered by a court as provided in the statute, we may not indemnify a director if his conduct did not satisfy the standards set forth above.

Our Articles of Organization, as amended, provide that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the MBCA, or Massachusetts Business Corporation Act, as in effect at the time such liability is determined. Our Bylaws provide that we shall indemnify our directors and officers (including persons who serve at our request as directors, officers, or trustees of another organization, or in any capacity with respect to any employee benefit plan) to the full extent permitted by the laws of the Commonwealth of Massachusetts against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened while in office or thereafter, by reason of his or her being or having been such a director or officer, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of our Company (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation), or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of an employee benefit plan. In addition, we hold a Director and Officer Liability and Corporate Indemnification Policy.

RECENT SALES OF UNREGISTERED SECURITIES

On September 28, 2012, we closed on agreements with investors for the sale and purchase of units consisting of an aggregate of (i) 2,777,795 shares of our common stock, and (ii) warrants to purchase an aggregate of 1,944,475 shares of common stock, at a per unit price of $0.90. Each unit consisted of one share of common stock and 70% warrant coverage. The warrants have an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, will expire five years from September 28, 2012, and are exercisable in whole or in part, at any time prior to expiration. We received $2.5 million in gross proceeds from the offering. Certain of our directors and officers participated in the offering and purchased a total aggregate amount of approximately $80,000 of units in the offering, in such amounts as follows:

Name of Purchaser	Company Affiliation	Securities Purchased in Offering		Unit Price	Subscription Amount
		Shares of Common Stock	Warrants
Forkey, Richard E.	Director	27,778	19,445	$0.90	$25,000.20
Joseph N. Forkey and Heather C. Forkey JTTEN	Chairman of the Board, Chief Executive Officer, President, and Treasurer	22,223	15,557	$0.90	$20,000.70
Major, Donald A.	Executive Vice President for Corporate Development and Director	27,778	19,445	$0.90	$25,000.20
Miles, Richard	Director	11,112	7,779	$0.90	$10,000.80

In addition to the payment of certain cash fees upon closing of the September 2012 offering, on September 28, 2012, we also issued a warrant to Loewen, Ondaatje, McCutcheon USA LTD, our exclusive placement agent for the offering. The warrant to purchase up to 194,446 shares of common stock was issued as part of its compensation and on similar terms to the warrants issued in the offering, except that the placement agent warrant has an exercise price of $0.95 per share.

On May 8, 2012, we issued Arnold Schumsky a warrant to purchase an aggregate of 5,000 shares of common stock in exchange for Mr. Schumsky’s agreement to further amend his remaining 10% Senior Secured Convertible Note (the “Note”) to extend the “Stated Maturity Date” of the principal to July 31, 2012 and to modify the Note such that all accrued and unpaid interest on the Note up to and including March 31, 2012 shall be due on or before April 13, 2012. The warrants have an exercise price of $1.20 per share and a term of three years.

On April 30, 2012, we issued 6,000 unregistered shares of our common stock to the designee of Orin Hirschman, as consideration for consulting services, and such shares were valued at $6,600. The Board of Directors approved such issuance on February 9, 2012.

On October 31, 2011, we issued 25,000 unregistered shares of our common stock to Landmark Financial Corp. as consideration for consulting services, and such shares were valued at $7,500.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities and the securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution and the transfer thereof was restricted by us.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit	Description
2.1	Asset Purchase Agreement between the Company and Optometrics Corporation, dated January 18, 2008 (included as Exhibit 2.1 to the Form 8-K filed January 25, 2008 and incorporated herein by reference).

3.1	Articles of Organization of Precision Optics Corporation, Inc., as amended (included as Exhibit 3.1 to the Form SB-2 filed March 16, 2007 and incorporated herein by reference).

3.2	Bylaws of Precision Optics Corporation, Inc. (included as Exhibit 3.2 to the Form S-1 filed December 18, 2008 and incorporated herein by reference).

3.3	Articles of Amendment to the Articles of Organization of Precision Optics Corporation, Inc., dated November 25, 2008 and effective December 11, 2008 (included as Exhibit 3.1 to the Form 8-K filed December 11, 2008 and incorporated herein by reference).

4.1	Registration Rights Agreement by and among the Company and each investor named therein, dated March 17, 2000 (included as Exhibit 4.4 to the Form S-3 filed April 28, 2000 and incorporated herein by reference).

4.2	Registration Rights Agreement, dated June 30, 1998 by and among the Company, Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. (included as Exhibit 4.9 to the Form 10-KSB filed September 29, 1998 and incorporated herein by reference).

4.3	Registration Rights Agreement by and among the Company, Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., dated August 5, 1999 (included as Exhibit 4.7 to the Form 10-KSB filed September 28, 1999 and incorporated herein by reference).

4.4	Registration Rights Agreement by and among the Company and each investor named therein, dated February 1, 2007 (included as Exhibit 4.1 to the Form 8-K filed February 2, 2007 and incorporated herein by reference).

4.5	Form of Warrant to Purchase Shares of Common Stock (included as Exhibit 4.2 to the Form 8-K filed February 2, 2007 and incorporated herein by reference).

4.6	Registration Rights Agreement by and among the Company and each investor named therein, dated June 25, 2008 (included as Exhibit 4.1 to the Form 8-K filed June 27, 2008 and incorporated herein by reference).

4.7	Form of Warrant to Purchase Shares of Common Stock, dated June 25, 2008 (included as Exhibit 4.2 to the Form 8-K filed June 27, 2008 and incorporated herein by reference).

4.8	Form of 10% Senior Secured Convertible Note, dated June 25, 2008 (included as Exhibit 4.3 to the Form 8-K filed June 27, 2008 and incorporated herein by reference).

4.9	Form of Warrant to Purchase Shares of Common Stock, dated September 28, 2012 (included as Exhibit 4.1 to the Form 8-K filed October 2, 2012 and incorporated herein by reference).

4.10	Registration Rights Agreement by and among the Company and each investor named therein, dated September 28, 2012 (included as Exhibit 4.2 to the Form 8-K filed October 2, 2012 and incorporated herein by reference).

4.11	Warrant to Purchase Shares of Common Stock issued to Loewen, Ondaatje, McCutcheon USA LTD, dated September 28, 2012 (included as Exhibit 4.3 to the Form 8-K filed October 2, 2012 and incorporated herein by reference).
5.1	Legal Opinion of Trombly Business Law, PC (filed herewith).
10.1	Precision Optics Corporation, Inc. 1997 Incentive Plan, as amended and restated (included as Exhibit 10.1 to the Form 10-QSB filed November 13, 2003 and incorporated herein by reference).

10.2	Securities Purchase Agreement by and among the Company and each purchaser named therein, dated March 13, 2000 (included as Exhibit 2.1 to the Form S-3 filed April 28, 2000 and incorporated herein by reference).

10.3	Form of Securities Purchase Agreement between the Company and investors (included as Exhibit 10.1 to the Form 8-K filed April 19, 2006 and incorporated herein by reference).
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10.4	Precision Optics Corporation, Inc. 2006 Equity Incentive Plan (included as Exhibit 99.1 to the Form 8-K filed December 4, 2006 and incorporated herein by reference).

10.5	Purchase Agreement by and among the Company and each investor named therein, dated February 1, 2007 (included as Exhibit 10.1 to the Form 8-K filed February 2, 2007 and incorporated herein by reference).

10.6	Form of Incentive Stock Option Certificate (included as Exhibit 10.1 to the Form 10-QSB filed February 14, 2007 and incorporated herein by reference).

10.7	Form of Nonstatutory Stock Option Certificate (included as Exhibit 10.2 to the Form 10-QSB filed February 14, 2007 and incorporated herein by reference).

10.8	Purchase Agreement by and among the Company and each investor named therein, dated June 25, 2008 (included as Exhibit 10.1 to the Form 8-K filed June 27, 2008 and incorporated herein by reference).

10.9	Pledge and Security Agreement by and among the Company and each investor named therein, dated June 25, 2008 (included as Exhibit 10.2 to the Form 8-K filed June 27, 2008 and incorporated herein by reference).

10.10	Consulting Agreement between the Company and Jack P. Dreimiller, dated August 15, 2008 (included as Exhibit 10.1 to the Form 8-K filed August 18, 2008 and incorporated herein by reference).

10.11	Side Letter Agreement between the Company and the investors signatory to the Purchase Agreement, dated November 25, 2008 (included as Exhibit 10.1 to the Form 8-K filed December 11, 2008 and incorporated herein by reference).

10.12	Side Letter Agreement between the Company and the holders signatory to the 10% Senior Secured Convertible Note, dated December 11, 2008 (included as Exhibit 10.15 to the Form S-1 filed December 18, 2008 and incorporated herein by reference).

10.13	Side Letter Agreement between the Company and the holders signatory to the 10% Senior Secured Convertible Note, dated April 2, 2009 (included as Exhibit 10.16 to the Form S-1/A filed April 6, 2009 and incorporated herein by reference).

10.14	Compensation Agreement with Richard E. Forkey, dated December 3, 2010 (filed as Exhibit 10.11 to the Form 8-K filed December 6, 2010 and incorporated herein by reference).

10.15	Compensation Agreement with Joseph N. Forkey, dated December 3, 2010 (filed as Exhibit 10.12 to the Form 8-K filed December 6, 2010 and incorporated herein by reference).

10.16	Compensation Agreement with Joel R. Pitlor, dated December 3, 2010 (filed as Exhibit 10.13 to the Form 8-K filed December 6, 2010 and incorporated herein by reference).

10.17	Asset Purchase Agreement between the Company and Intuitive Surgical Operations, Inc., dated July 27, 2011 (included as Exhibit 10.1 to the Form 8-K filed August 3, 2011 and incorporated herein by reference).

10.18	Amendment to Pledge and Security Agreement by and among the Company and each investor named therein, dated July 27, 2011 (included as Exhibit 10.2 to the Form 8-K filed August 3, 2011 and incorporated herein by reference).

10.19	Demand Note in the amount of $10,000, dated July 13, 2011, issued by the Company to Dr. Joseph N. Forkey (included as Exhibit 10.22 to the Form 10-K filed September 28, 2011, and incorporated herein by reference.)

10.20	Precision Optics Corporation, Inc. 2011 Equity Incentive Plan, dated October 13, 2011 (included as Exhibit 10.2 to Form S-8 filed October 14, 2011, and incorporated herein by reference.)

10.21	Precision Optics Corporation, Inc. 2011 Deferred Compensation Plan, dated October 13, 2011 (included as Exhibit 10.3 to Form S-8 filed October 14, 2011, and incorporated herein by reference.)

10.22	Side Letter Agreement to the Compensation Agreement with Richard E. Forkey, dated October 14, 2011 (included as Exhibit 10.4 to the Form 8-K filed October 19, 2011 and incorporated herein by reference).

10.23	Side Letter Agreement to the Compensation Agreement with Joseph N. Forkey, dated October 14, 2011 (included as Exhibit 10.5 to the Form 8-K filed October 19, 2011 and incorporated herein by reference).
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10.24	Side Letter Agreement to the Compensation Agreement with Joel N. Pitlor, dated October 14, 2011 (included as Exhibit 10.6 to the Form 8-K filed October 19, 2011 and incorporated herein by reference).

10.25	Endorsement to 10% Senior Secured Convertible Note by the Company, dated October 31, 2011, and accepted by Special Situations Private Equity Fund, L.P. (included as Exhibit 10.2 to the Form 8-K filed November 3, 2011 and incorporated herein by reference).

10.26	Endorsement to 10% Senior Secured Convertible Note by the Company, dated October 31, 2011, and accepted by Special Situations Fund III QP, L.P. (included as Exhibit 10.3 to the Form 8-K filed November 3, 2011 and incorporated herein by reference).

10.27	Endorsement to 10% Senior Secured Convertible Note by the Company, dated July 31, 2012, and accepted by Arnold Schumsky (included as Exhibit 10.27 to the Form 10-K filed October 15, 2012, and incorporated herein by reference.)

10.28	Endorsement to 10% Senior Secured Convertible Note by the Company, dated August 31, 2012, and accepted by Arnold Schumsky (included as Exhibit 10.28 to the Form 10-K filed October 15, 2012, and incorporated herein by reference.)

10.29	Notice of Repayment of 10% Senior Secured Convertible Note in Full by the Company, dated September 28, 2012, and accepted by Arnold Schumsky (included as Exhibit 10.29 to the Form 10-K filed October 15, 2012, and incorporated herein by reference.)

10.30	Purchase Agreement by and among the Company and each investor named therein, dated September 28, 2012 (included as Exhibit 10.1 to the Form 8-K filed October 2, 2012 and incorporated herein by reference).

23.1	Consent of Stowe & Degon LLC (filed herewith).

23.2	Consent of Trombly Business Law, PC (incorporated into Exhibit 5.1).

101.INS	XBRL Instance Document (filed herewith).
101.SCH	XBRL Taxonomy Extension Schema (filed herewith).
101.CAL	XBRL Taxonomy Extension Calculation Linkbase (filed herewith).
101.DEF	XBRL Taxonomy Extension Definition Linkbase (filed herewith).
101.LAB	XBRL Taxonomy Extension Label Linkbase (filed herewith).
101.PRE	XBRL Taxonomy Extension Presentation Linkbase (filed herewith).

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	(i) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a) (1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(h)(3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gardner, Commonwealth of Massachusetts, on  December 6, 2012.

PRECISION OPTICS CORPORATION, INC.

By:	/s/ Joseph N. Forkey
Joseph N. Forkey
Chairman of the Board, Chief Executive Officer, President and Treasurer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity	Date

/s/ Joseph N. Forkey Joseph N. Forkey	Chairman of the Board, Chief Executive Officer, President, and Treasurer (Principal Executive Officer)	December 6, 2012

/s/ Jack P. Dreimiller Jack P. Dreimiller	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 6, 2012

/s/ Donald A. Major	Executive Vice President for Corporate Development and Director	December 6, 2012
Donald A. Major

/s/ Richard E. Forkey	Director	December 6, 2012
Richard E. Forkey

/s/ Richard B. Miles	Director	December 6, 2012
Richard B. Miles

/s/ Joel R. Pitlor	Director	December 6, 2012
Joel R. Pitlor